                                                                [EXECUTION COPY]
                                                                   Exhibit 10.30

                               CREDIT AGREEMENT

                         dated as of January 24, 1996

                                     among

                   TELCO COMMUNICATIONS GROUP, INCORPORATED,

                            THE BANKS LISTED HEREIN

                                      and

                                  SIGNET BANK,
                            as Administrative Agent

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
                                   ARTICLE I
                                  DEFINITIONS

  Section 1.1.   Definitions . . . . . . . . . . . . . . . . . . . . .     1
  Section 1.2.   Accounting Terms and Determinations . . . . . . . . .    17
  Section 1.3.   Types of Loans  . . . . . . . . . . . . . . . . . . .    17

                                  ARTICLE II
                                  THE CREDIT

  Section 2.1.   Commitments to Lend . . . . . . . . . . . . . . . . .    18
  Section 2.2.   Method of Borrowing . . . . . . . . . . . . . . . . .    19
  Section 2.3.   Extensions of the Availability Period . . . . . . . .    22
  Section 2.4.   Notes . . . . . . . . . . . . . . . . . . . . . . . .    23
  Section 2.5.   Interest Rates  . . . . . . . . . . . . . . . . . . .    24
  Section 2.6.   Method of Electing Interest Rates . . . . . . . . . .    25
  Section 2.7.   Fees  . . . . . . . . . . . . . . . . . . . . . . . .    27
  Section 2.8.   Increases in Commitments  . . . . . . . . . . . . . .    27
  Section 2.9.   Mandatory Termination or Reduction of
                  Commitments  . . . . . . . . . . . . . . . . . . . .    29
  Section 2.10.  Mandatory Repayments  . . . . . . . . . . . . . . . .    29
  Section 2.11.  Optional Prepayments  . . . . . . . . . . . . . . . .    30
  Section 2.12.  General Provisions as to Payments . . . . . . . . . .    30
  Section 2.13.  Funding Losses  . . . . . . . . . . . . . . . . . . .    31
  Section 2.14.  Computation of Interest . . . . . . . . . . . . . . .    31

                                  ARTICLE III
                                  CONDITIONS

  Section 3.1.   Conditions to Closing . . . . . . . . . . . . . . . .    31
  Section 3.2.   Borrowings  . . . . . . . . . . . . . . . . . . . . .    35

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

  Section 4.1.   Corporate Existence and Power . . . . . . . . . . . .    36
  Section 4.2.   Corporate and Governmental Authorization;
                   No Contravention  . . . . . . . . . . . . . . . . .    36
  Section 4.3.   Binding Effect  . . . . . . . . . . . . . . . . . . .    37
  Section 4.4.   Financial Information . . . . . . . . . . . . . . . .    37
  Section 4.5.   Solvency  . . . . . . . . . . . . . . . . . . . . . .    38
  Section 4.6.   Litigation  . . . . . . . . . . . . . . . . . . . . .    38
  Section 4.7.   Ownership of Property, Liens  . . . . . . . . . . . .    38
  Section 4.8.   Filings . . . . . . . . . . . . . . . . . . . . . . .    38
  Section 4.9.   Regulation U; Use of Proceeds . . . . . . . . . . . .    38
  Section 4.10.  Regulatory Restrictions on Borrowing  . . . . . . . .    38

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  The Table of Contents is not a part of the Credit Agreement.

  Section 4.11.  Subsidiaries  . . . . . . . . . . . . . . . . . . . .    39
  Section 4.12.  Full Disclosure . . . . . . . . . . . . . . . . . . .    39
  Section 4.13.  Tax Returns and Payments  . . . . . . . . . . . . . .    39
  Section 4.14.  Compliance with ERISA . . . . . . . . . . . . . . . .    40
  Section 4.15.  Intellectual Property . . . . . . . . . . . . . . . .    40
  Section 4.16.  No Burdensome Restrictions  . . . . . . . . . . . . .    40
  Section 4.17.  Environmental Compliance  . . . . . . . . . . . . . .    40
  Section 4.18.  Representations in Loan Documents True
                   and Correct.. . . . . . . . . . . . . . . . . . . .    41
  Section 4.19.  Labor Matters . . . . . . . . . . . . . . . . . . . .    41
  Section 4.20.  Capitalization  . . . . . . . . . . . . . . . . . . .    42
  Section 4.21.  Communications Act  . . . . . . . . . . . . . . . . .    42
  Section 4.22.  No Defaults . . . . . . . . . . . . . . . . . . . . .    42

                                   ARTICLE V
                                   COVENANTS

  Section 5.1.   Information . . . . . . . . . . . . . . . . . . . . .    42
  Section 5.2.   Payment of Obligations  . . . . . . . . . . . . . . .    46
  Section 5.3.   Maintenance of Property . . . . . . . . . . . . . . .    47
  Section 5.4.   Conduct of Business and Maintenance of
                   Existence . . . . . . . . . . . . . . . . . . . . .    47
  Section 5.5.   Compliance with Laws  . . . . . . . . . . . . . . . .    47
  Section 5.6.   Accounting; Inspection of Property, Books
                   and Records . . . . . . . . . . . . . . . . . . . .    47
  Section 5.7.   FCC Approvals . . . . . . . . . . . . . . . . . . . .    48
  Section 5.8.   Maximum Leverage  . . . . . . . . . . . . . . . . . .    48
  Section 5.9.   Interest Coverage Ratio . . . . . . . . . . . . . . .    48
  Section 5.10.  Restrictions on Debt  . . . . . . . . . . . . . . . .    48
  Section 5.11.  Restriction on Liens  . . . . . . . . . . . . . . . .    49
  Section 5.12.  Transactions with Affiliates  . . . . . . . . . . . .    50
  Section 5.13.  Consolidations, Mergers and Sales of
                   Assets  . . . . . . . . . . . . . . . . . . . . . .    50
  Section 5.14.  Transactions with Other Persons . . . . . . . . . . .    50
  Section 5.15.  New Subsidiaries  . . . . . . . . . . . . . . . . . .    51
  Section 5.16.  Restrictions with Respect to
                   Subsidiaries  . . . . . . . . . . . . . . . . . . .    51
  Section 5.17.  Compensation  . . . . . . . . . . . . . . . . . . . .    51
  Section 5.18.  Prohibited ERISA Transactions . . . . . . . . . . . .    52
  Section 5.19.  Use of Proceeds . . . . . . . . . . . . . . . . . . .    52
  Section 5.20.  Independence of Covenants . . . . . . . . . . . . . .    52
  Section 5.21.  Restricted Payments . . . . . . . . . . . . . . . . .    52
  Section 5.22.  Payment by Account Debtors  . . . . . . . . . . . . .    52
  Section 5.23.  Restrictions on Investments . . . . . . . . . . . . .    54

                                  ARTICLE VI
                                   DEFAULTS

  Section 6.1.   Events of Default . . . . . . . . . . . . . . . . . .    54
  Section 6.2.   Notice of Default . . . . . . . . . . . . . . . . . .    57

                                  ARTICLE VII
                           THE ADMINISTRATIVE AGENT

  Section 7.1.   Appointment and Authorization . . . . . . . . . . . .    58
  Section 7.2.   Individual Capacity . . . . . . . . . . . . . . . . .    58
  Section 7.3.   Delegation of Duties  . . . . . . . . . . . . . . . .    58
  Section 7.4.   Reliance by Administrative Agent  . . . . . . . . . .    58
  Section 7.5.   Notice of Default . . . . . . . . . . . . . . . . . .    59
  Section 7.6.   Non-Reliance on Administrative Agent and
                   Other Banks . . . . . . . . . . . . . . . . . . . .    59
  Section 7.7.   Exculpatory Provisions  . . . . . . . . . . . . . . .    60
  Section 7.8.   Indemnification . . . . . . . . . . . . . . . . . . .    61
  Section 7.9.   Resignation; Successors . . . . . . . . . . . . . . .    61

                                 ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

  Section 8.1.   Basis for Determining Interest Rate
                   Inadequate or Unfair  . . . . . . . . . . . . . . .    62
  Section 8.2.   Illegality  . . . . . . . . . . . . . . . . . . . . .    62
  Section 8.3.   Increased Cost and Reduced Return . . . . . . . . . .    63
  Section 8.4.   Taxes . . . . . . . . . . . . . . . . . . . . . . . .    64
  Section 8.5.   Base Rate Loans Substituted for Affected
                   Euro-Dollar Loans . . . . . . . . . . . . . . . . .    65
  Section 8.6.   Substitution of Bank  . . . . . . . . . . . . . . . .    66

                                  ARTICLE IX
                                 MISCELLANEOUS

  Section 9.1.   Notices . . . . . . . . . . . . . . . . . . . . . . .    67
  Section 9.2.   No Waivers  . . . . . . . . . . . . . . . . . . . . .    67
  Section 9.3.   Expenses; Indemnification . . . . . . . . . . . . . .    68
  Section 9.4.   Sharing of Set-Offs . . . . . . . . . . . . . . . . .    71
  Section 9.5.   Amendments and Waivers; Release of
                   Collateral  . . . . . . . . . . . . . . . . . . . .    71
  Section 9.6.   Successors and Assigns  . . . . . . . . . . . . . . .    72
  Section 9.7.   Collateral  . . . . . . . . . . . . . . . . . . . . .    73
  Section 9.8.   Governing Law . . . . . . . . . . . . . . . . . . . .    73
  Section 9.9.   Counterparts; Effectiveness . . . . . . . . . . . . .    73
  Section 9.10.  SUBMISSION TO JURISDICTION  . . . . . . . . . . . . .    74

EXHIBIT A  -  Form of Revolving Note
EXHIBIT B  -  Form of Swingline Note
EXHIBIT C  -  Form of Opinion of Counsel for the Borrower
EXHIBIT D  -  Form of Security Agreement
EXHIBIT E  -  Form of Stock Pledge Agreement
EXHIBIT F  -  Form of Subsidiary Guaranty
EXHIBIT G  -  Form of Shareholder Pledge Agreement
EXHIBIT H  -  Form of Assignment and Assumption Agreement

                                CREDIT AGREEMENT

          This Credit Agreement is dated as of January 24, 1996 and is among TELCO COMMUNICATIONS GROUP, INCORPORATED, a Virginia corporation (the "Borrower"), the BANKS listed on the signature pages hereof and the other financial institutions party hereto from time to time (each a "Bank" and collectively the "Banks") and SIGNET BANK, a Virginia banking corporation, as administrative agent for the Banks (the "Administrative Agent").

          The Borrower has requested the Banks to provide it with a committed revolving credit facility pursuant to which the Borrower may borrow loans in an aggregate principal amount not exceeding $45,000,000 at any one time outstanding, as such amount may be increased or decreased pursuant to the terms hereof. The Banks are severally, and not jointly, willing to extend credit to the Borrower on the terms and conditions set forth in this Agreement. Accordingly, the Borrower, the Banks and the Administrative Agent agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1. Definitions. The following terms, as used herein, have
                       -----------
the following meanings:

          "Adjusted London Interbank Offered Rate" means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          "Administrative Agent" means Signet Bank in its capacity as agent for the Banks hereunder, and its successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" means, as to any Person, any other Person (excluding, with respect to the Borrower, a Subsidiary) which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person and, if such Person is an individual, any member of the immediate family (including parents, brothers, sisters, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by such member or trust. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that in any event, any Person which owns, directly or
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indirectly, 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "Agents" means the Administrative Agent and the Collateral Agent, and "Agent" means either one of them.

          "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including, without limitation, any sale-leaseback transaction, whether or not involving a capital lease, but excluding dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, worn-out or surplus equipment, in each case in the ordinary course of business.

          "Assignee" has the meaning set forth in Section 9.6(c).

          "Availability Period" means the period commencing on the Effective Date and ending on the Commitment Termination Date.

          "Available Funds" means the gross balance in the Operating Account at the close of business on any date less the aggregate amount of all deposited Items as to which the Swingline Lender has not been credited with collected funds as of such time.

          "Bank" means each bank or other financial institution listed on the signature pages hereof, each Additional Bank which becomes a Bank pursuant to
Section 2.3, each New Bank which becomes a Bank pursuant to Section 2.8(a), each Replacement Bank which becomes a Bank pursuant to Section 8.6, and each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors, but shall not include any Terminating Bank under Section 2.3 from and after the applicable Commitment Termination Date or any Replaced Bank from and after it ceases to be a Bank pursuant to the provisions of Section 8.6, and "Banks" means all of them, collectively.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the rate of interest publicly announced for such day by Signet Bank in Richmond, Virginia as its prime rate and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing, a Notice of Mandatory Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) a Swingline Loan.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Billing Agents" means any Person (whether or not acting pursuant to an agreement) who, directly or indirectly, submits billing information with respect to Borrower or other Obliger rated calls to any LEC or any other Person.

          "Borrower" means Telco Communications Group, Incorporated, a Virginia corporation, and its successors.

          "Borrowing" has the meaning set forth in Section 1.3.

          "Borrowing Base" means, at any date, an amount equal to 85% of the amount of all Eligible Accounts. The amount of Eligible Accounts shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent.

          "Borrowing Base Certificates" means a certificate of the chief financial officer or the chief accounting officer of Borrower delivered to the Administrative Agent pursuant to Section 5.1.

          "Capital Lease" means a lease that should be capitalized on the balance sheet of the lessee prepared in accordance with GAAP.

          "Cash Flow Leverage Ratio" means, at any date, the ratio of (i) Consolidated Debt at such date to (ii) Consolidated Adjusted Cash Flow for the four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries ending on such date.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any successor statute, and regulations promulgated thereunder.

          "Change of Control Event" means (i) the direct or indirect acquisition by any Person or group (as such term is
defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or power to vote, more than 40% of the outstanding shares of voting stock of the Borrower, (ii) at any time during any fiscal year of the Borrower, a majority of the members of the full Board of Directors of the Borrower shall have resigned or been removed or replaced, provided that a director who has resigned or is replaced during any year shall
- --------
not be included in any determination of whether a Change of Control Event has occurred pursuant to this clause (ii) to the extent such director is replaced by a successor director elected by a majority of those directors who are directors at the commencement of such year or (iii) at any time during any fiscal year of the Borrower, the number of directors of the Borrower shall have been increased such that the number of newly created positions constitutes a majority of the Board of Directors of the Borrower.

          "Class" has the meaning set forth in Section 1.3.

          "Closing Date" means the date on or after the Effective Date on which the Administrative Agent determines that the conditions specified in or pursuant to Section 3.1 have been satisfied.

          "Collateral" means all of the property which is subject or is to be subject to the Liens granted by the Loan Documents.

          "Collateral Agent" means Signet Bank in its capacity as collateral agent for the Banks under the Loan Documents, and its successors in such capacity.

          "Commitment Increase Date" has the meaning set forth in Section
2.8(b).

          "Commitment Termination Date" means January 24, 1998 (or if such date is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Commitment Termination Date shall be the next preceding EuroDollar Business Day), as such date may be extended from time to time pursuant to
Section 2.3 of this Agreement.

          "Commitments" means the Revolving Commitments and the Swingline Commitment, or any combination of the foregoing, as the context may require.

          "Communications Act" means the Communications Act of 1934, as amended from time to time, or any successor statute, and the regulations promulgated thereunder.

          "Consolidated Adjusted Cash Flow" means for any fiscal quarter ending on or before December 31, 1996 the sum of (i) Consolidated EBITDA for such quarter plus (ii) funded direct mail promotion expense of the Borrower and its Consolidated Subsidiaries for such quarter, and thereafter means Consolidated EBITDA for such quarter.

          "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated EBIT" means, for any period, the sum of Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense and (ii) all provisions for federal, state and other taxes based on income of the Borrower and its Consolidated Subsidiaries.

          "Consolidated EBITDA" means, for any period, the sum of Consolidated EBIT for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of depreciation and amortization expense determined in accordance with GAAP on a consolidated basis for such period.

          "Consolidated Interest Expense" means, for any period, the aggregate interest expense of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP on a consolidated basis for such period, including, without limitation, the portion of any obligation under Capital Leases and any commitment or similar fee allocable to interest expense in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period; provided, that there shall be excluded (i) the income of any Person in which any
- --------
Person other than the Borrower or any of its Consolidated Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Consolidated Subsidiary by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries or (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

          "Consolidated Subsidiary" means, with respect to any Person at any date, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with GAAP.

          "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under Capital Leases,
(v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations (and, for purposes of Section 5.11 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person and (viii) all obligations of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Fairfax, Virginia are required or authorized by law to close.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

          "Eligible Accounts" means, at any date, all billed accounts receivable due to the Borrower from all LECs, other than

(i) accounts more than 90 days past the date on which the related billing information for Borrower rated calls is transmitted to such LEC, (ii) accounts the liability for which has been disputed by the LEC or the LEC has claimed set off rights or other defenses, (iii) accounts owing from any LEC that shall take or be the subject of any action or proceeding of the type described in Section 6.1(viii) or (ix) hereof and (iv) accounts, the full and timely collection of which the Administrative Agent, in its good faith judgment, believes to be doubtful.

          "Eligible Transferee" means a commercial bank, financial institution or other "requalified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that is either a bank organized or licensed under the laws of the United States of America or any State thereof or that has agreed to provide the information listed in Section 8.4 to the extent it may lawfully do so.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, chemicals or industrial, toxic or other hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or other hazardous substances or wastes or the clean-up or other remediation thereof.

          "Environmental Liabilities" means all liabilities (including anticipated compliance costs) in connection with or relating to the business, assets presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Borrower or any Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and the regulations promulgated thereunder.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "ERISA Plan" means any employee benefit plan subject to Section 406 of ERISA or any plan or individual retirement account subject to Section 4975 of the Internal Revenue Code, or any trust (if any) maintained in connection with such a plan or account.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice the Borrower and the Administrative Agent.

          "Euro-Dollar Loan" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

          "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.5(c) on the basis of a London Interbank Offered Rate.

          "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          "Event of Default" has the meaning set forth in Section 6.1.

          "Excess Funds" means at any time the amount by which Available Funds exceed the Target Balance.

          "FCC" means the Federal Communications Commission or any entity succeeding to the functions and powers thereof.

          "FCC License" means, with respect to any Obligor, all FCC licenses, permits and approvals necessary for the lawful operation of such Obligor.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/lOOth of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers-on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic
                          --------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Signet Bank on such day on such transactions as shall be determined by the Administrative Agent.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any federal, state or local government, authority, agency, central bank, quasigovernmental authority, court or other body or entity, and any arbitrator with authority to bind a party at law, including, without limitation, the FCC.

          "Group of Loans" means, at any time, a group of Loans of any Class consisting of (i) all Loans of such Class which are Base Rate Loans at such time or (ii) all Loans of such Class which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is
                              --------
converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection
- --------
or deposit in the ordinary course of business. The term guarantee used as a verb has a corresponding meaning.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Interest Coverage Ratio" means, at any date, the ratio of (i) Consolidated Adjusted Cash Flow for the four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries ending on such date to (ii) Consolidated Interest Expense for such period.

          "Interest Period" means, with respect to each EuroDollar Loan, the period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:
                       --------

          (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (iii) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Dollar Business Day of a calendar month; and

        (iii) any Interest Period which would otherwise end after the Commitment Termination Date with respect to the Loans comprising such Borrowing shall end on such Commitment Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the regulations promulgated thereunder.

          "Investment" means any investment in any Person whether by means of share purchase, capital contribution, loan, Guarantee of Debt or other obligation of such Person, time deposit or otherwise (but not including any demand deposit).

          "Item" means any check, draft or other item for the payment of money drawn upon, or other charge against the Operating Account.

          "LEC" means a local exchange carrier.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loans" means the Revolving Loans or the Swingline Loans, or any combination of the foregoing, as the context may require; provided that, if any
                                                          --------
such Loan or Loans of any Class (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Loaner of such Class shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Patent and Trademark Assignments (as defined in the Security Agreement), the Copyright Assignment (as defined in the Security Agreement), the Pledge Agreement, the Subsidiary Guaranty and the Shareholder Pledge Agreements, collectively.

          "London Interbank Offered Rate" means, with respect to each Interest Period for a Euro-Dollar Borrowing, the rate per annum designated as the British Bankers Association settlement rate as of 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period as the rate per annum for deposits in United States dollars in the London interbank market for a period comparable to such Interest Period that appears on the display on page 3750 (under the caption "USD" of the Telerate Services, Incorporated screen (the "Telerate Screen") (or on such other display as may replace such page on the Telerate Screen) at such time); provided that if no offered quotations
                                    --------
appear on the Telerate Screen or if quotations are not given on the Telerate Screen for interest periods comparable to such Interest Period, then the London Interbank Offered Rate applicable to such Interest Period shall mean the rate per annum at which deposits in United States dollars are offered to Signet

Bank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the average principal amount of the Euro-Dollar Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Mandatory Borrowing" has the meaning set forth in Section 2.1(c).

          "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of the Borrower and its Consolidated Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of any Obligor or Shareholder to consummate the transactions contemplated hereby to occur on the Closing Date; (iii) a material adverse effect on the ability of any Obliger or Shareholder to perform its obligations under this Agreement, the Notes and the other Loan Documents or (iv) a material adverse effect on the rights and remedies of the Administrative Agent, the Collateral Agent and the Banks under this Agreement, the Notes and the other Loan Documents.

          "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $1,000,000.

          "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $1,000,000.

          "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Net Cash Proceeds" means, with respect to any Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Asset Sale, less (i) any expenses reasonably incurred by such Person in respect of such Asset Sale, (ii) the amount of secured by a Lien on any asset disposed of in such Asset discharged from the proceeds thereof and (iii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower and its Subsidiaries) in respect of such Asset Sale.

          "Notes" means the Revolving Notes and the Swingline Note, and "Note" means any one of such Notes.

          "Notice of Borrowing" has the meaning set forth in Section 2.2.

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.6(a).

          "Notice of Mandatory Borrowing" means the notice given by the Swingline Lender to the Banks in accordance with Section 2.1(c).

          "Obliger" means the Borrower or any Subsidiary (excluding TDD) or any combination of the foregoing, as the context may require.

          "Operating Account" means the Borrower's central operating checking account at the Swingline Lender.

          "Participant" has the meaning set forth in Section 9.6(b)

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" means the Liens referred to in clauses (i) through
(vi) of Section 5.11 of this Agreement.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pledge Agreement" means the Stock Pledge Agreement dated as of the date hereof among the Borrower, the Subsidiaries and the Collateral Agent, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or modified from time to time.

          "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Released" has a corresponding meaning.

          "Required Banks" means (i) so long as Signet Bank and The Riggs National Bank are the only Banks, Signet Bank and The Riggs National Bank, collectively, and (ii) at any other time, Banks having at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Loans or, if there are no Loans outstanding at such time, Banks having at least 66 2/3% of the aggregate amount of the Revolving Commitments.

          "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of that Person's capital stock (except dividends payable solely in shares of its capital stock), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of that Person's capital stock (except shares acquired upon conversion thereof into other shares of its capital stock) or (B) any option, warrant or other right to acquire shares of that Person's capital stock or (iii) any payment of any Debt which is now or hereafter subordinated to prior payment of the principal of, or interest on, the Loans.

          "Revolving Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank under the heading "Revolving Commitment" in Appendix I hereto, as such amount may be reduced or increased from time to time pursuant to Section 2.3, 2.8 or 2.9 of this Agreement or by reason of an assignment to or by such Bank in accordance with Section 9.6(c

          "Revolving Loan" means a loan made by a Bank pursuant to Section
2.1(a).

          "Revolving Note" has the meaning set forth in Section 2.4(a).

          "Security Agreement" means the Security Agreement dated as of the date hereof among the Borrower, the Subsidiaries and the Collateral Agent, substantially in the form of Exhibit D hereto, as the same may be amended, supplemented or modified from time to time.

          "Shareholder" means Donald A. Burns or Henry G. Luken, III, and "Shareholders" means both of them, collectively.

          "Shareholder Pledge Agreement" means a Stock Pledge Agreement dated as of the date hereof between a Shareholder and the Collateral Agent, substantially in the form of Exhibit G hereto, as the same may be amended, supplemented or modified from time to time, and "Shareholder Pledge Agreements" means both of them, collectively.

          "Solvent" means, with respect to any Person at any date, that on such date (i) the fair salable value of the property of such Person is greater than the total amount of the liabilities (including contingent liabilities) of such Person, (ii) such Person is able to pay all liabilities of such Person as they mature and (iii) such Person does not have an unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that they be computed at the amount that, in light of all the facts and circumstances existing at the time, represents an amount that can reasonably be expected to become an actual or matured liability.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Subsidiary Guaranty" means the Guaranty dated as of the date hereof among the Subsidiaries, the Banks and the Administrative Agent, substantially in the form of Exhibit F hereto, as the same may be amended, supplemented or modified from time to time.

          "Swingline Commitment" means the agreement of the Swingline Lender pursuant to Section 2.1(b) to make Swingline Loans to the Borrower from time to time during the Availability Period in the aggregate principal amount not exceeding $5,000,000 at any one time outstanding.

          "Swingline Lender" means Signet Bank and its successors.

          "Swingline Loan" means a Loan made by the Swingline Lender pursuant to Section 2.1(b).

          "Swingline Note" has the meaning set forth in Section 2.4(b).

          "Target Balance" means, initially, $75,000 in Available Funds in the Operating Account, or such other positive amount as may be specified from time to time by the Borrower to the Swingline Lender.

          "TDD" means Telco Development Group of Delaware, Inc., a Delaware corporation 80% of the capital stock of which is owned by the Borrower, and its successors.

          "TDD Billing Agreement" means the Billing and Information Management Service Agreement dated as of January 2, 1996 between TDD and the Borrower (as the same may be amended, supplemented, modified or replaced from time to time and including any similar agreements entered into between TDD and the Borrower during the term of this Agreement) pursuant to which TDD will, upon submission to it of billing information for Borrower rated calls and in exchange for certain processing and other fees therein specified, process such billing information and act as the Borrower's agent to collect accounts receivable due to the Borrower from one or more LECs.

          "TBM Program" has the meaning set forth in Section 2.2(d).

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or by any agency thereof, (ii) commercial paper rated at least A-l by Standard and Poor's Rating Group and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that
                                                      --------
such Investment matures within one year of the date of acquisition thereof by the Borrower or any Subsidiary.

          "Type" has the meaning set forth in Section 1.3.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          Section 1.2. Accounting Terms and Determinations. Except as otherwise
                       -----------------------------------
expressly provided herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with those used in the preparation of the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries referred to in Section 4.4(a) hereof; provided that, if the Borrower notifies the Administrative Agent that the
- --------
Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

          Section 1.3. Types of Loans. The term "Borrowing" denotes an
                       --------------
aggregation of Loans of the Banks to be made pursuant to Article II on the same date or a single Swingline Loan of the Swingline Lender to be made pursuant to
Article II, all of which are of the same Type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan
(or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Revolving Loan or a Swingline Loan. The "Type" of a Loan refers to the determination whether such Loan is a Base Rate Loan or a Euro-Dollar Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g. a "Revolving EuroDollar Loan") indicates that such Loan is both a Revolving Loan and a Euro-Dollar Loan (or that such Borrowing is comprised of such Loans).

                                  ARTICLE II
                                  THE CREDIT

          Section 2.1. Commitments to Lend.
                       -------------------

          (a) Revolving Loans. Subject to the terms and conditions set forth in
              ---------------
this Agreement, each Bank severally agrees to make loans (each a Revolving Loaner and, collectively, the "Revolving Loans") to the Borrower from time to time during the Availability Period in an aggregate principal amount at any one time outstanding not to exceed for any Bank that aggregate principal amount which, when added to such Bank's ratable share (based on such Bank's pro rata share of the aggregate Revolving Commitments) of the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, equals the Revolving Commitment of such Bank at such time. Subject to the foregoing, the Borrower may borrow, repay and reborrow Revolving Loans at any time during the Availability Period.

          (b) Swingline Loans. Subject to the terms and conditions set forth in
              ---------------
this Agreement, the Swingline Lender in its individual capacity agrees to make loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower from time to time during the Availability Period in an aggregate principal amount at any one time outstanding not to exceed the Swingline Commitment; Provided, that the sum of all Swingline Loans plus all Revolving
            ---------
Loans at any one time outstanding shall not exceed the aggregate amount of the Revolving Commitments. Subject to the foregoing, the Borrower may borrow, repay and reborrow Swingline Loans at any time during the Availability Period.

          (c) Mandatory Loans . The Swingline Lender may, in its sole
              ---------------
discretion give notice to the Banks on any Domestic Business Day that the outstanding Swingline Loans shall be refunded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically
       --------
given upon the exercise of any of the remedies provided in the last paragraph of
Section 6.1 or upon the occurrence of a Default or an Event of Default under
Section 6.1), in which case a Borrowing of Revolving Loans (each such Borrowing being herein referred to as a "Mandatory Borrowing") shall be made on the immediately succeeding Domestic Business Day from all Banks pro rata based on each Bank's pro rata share of the aggregate Revolving Commitments (determined before giving effect to any termination of the Revolving Commitments pursuant to the last paragraph of Section 6.1), and the proceeds of such Revolving Loans shall be applied directly to repay outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make a Revolving Loan upon one Domestic Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with any minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Article III are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the aggregate amount of the Revolving-Commitments at such time.

          If any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), each Bank hereby agrees that it shall forthwith purchase (as of the date on which the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their pro rata shares of the aggregate Revolving Commitments (determined before giving effect to any termination of the Revolving Commitments pursuant to the last paragraph of Section 6.1); provided
                                                                      --------
that (i) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participating Bank from and after such date and (ii) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans hereunder for each day thereafter.

          (d) Minimum Amount of Each Revolving Borrowing. Each Revolving
              -------------------------------------------
Borrowing under Section 2.1(a) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount equal to the unused Revolving Commitments) and shall be made from the several Banks ratably in proportion to their respective Revolving Commitments.

          Section 2.2. Method of Borrowing
                       -------------------

          (a) Notice of Revolving or Swingline Borrowings. The Borrower shall
              -------------------------------------------
give the Administrative Agent notice (a "Notice of Borrowing") not later than 10:00 A.M. (local time in Fairfax,

Virginia) on (i) the date of each Base Rate Borrowing and (ii) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of Euro-Dollar Borrowing;

         (ii) the Class and initial Type of the Loans comprising such Borrowing;

        (iii) the aggregate amount of such Borrowing; and

         (iv) in the case of Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, no more than 10 Groups of EuroDollar Loans shall be outstanding at any one time, and any Loans which would exceed such limitation shall be made as Base Rate Loans.

          (b) Notice of Mandatory Borrowinqs. Mandatory Borrowings shall be made
              -------------------------------
upon the notice specified in Section 2.1(c), with the Borrower irrevocably agreeing, by its borrowing of any Swingline Loan, to the making of Mandatory Borrowings as set forth in Section 2.1(c).

          (c) Notice to Banks. Upon receipt of a Notice of Borrowing, the
              ---------------
Administrative Agent shall promptly notify each Bank participating therein of the contents thereof and of such Bank's ratable share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (d) TBM Program. If the Borrower elects by notice to the
              ------------
Administrative Agent and the Swingline Lender of its desire to utilize the Swingline Lender's Target Balance Maintenance Program (the "TBM Program"), the Swingline Lender will monitor the Operating Account on each Domestic Business Day to determine the amount of Available Funds therein. If the Swingline Lender determines that the amount of Available Funds is less than the Target Balance for any reason (including, without limitation, the Swingline Lender's determination in its sole discretion to honor one or more Items presented on the Operating Account at a time when Excess Funds are not sufficient to cover such
Item), the Swingline Lender shall, subject to the terms and conditions set forth in this Agreement, thereupon make a Swingline Loan to the

Borrower in an amount necessary to cause Available Funds to be not less than the Target Balance.

          (e) Funding of Borrowings. Not later than (i) 12:00 Noon (local time
              ----------------------
in Fairfax, Virginia) on the date of each Borrowing (other than a Swingline Borrowing funded under the TBM Program), or (ii) 2:00 P.M. (local time in Fairfax, Virginia) on the date of each Swingline Borrowing funded under the TBM Program, each Bank participating in such Borrowing shall make available its ratable share of such Borrowing in Federal or other funds immediately available in Fairfax, Virginia), to the Administrative Agent at its address specified in or pursuant to Section 9.1. Unless the Administrative Agent determines that any applicable condition set forth in this Agreement has not been satisfied, the Administrative Agent will (i) in the case of Revolving Borrowings and Swingline Borrowings, make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address, (ii) in the case of Mandatory Borrowings, make the funds received from the Banks available to the Swingline Lender at the Administrative Agent's aforesaid address or (iii) if such Borrowing shall not occur because any condition set forth in this Agreement has not been satisfied, return promptly the amount so received to the respective Banks.

          (f) Advances by the Administrative Agent. Unless the Administrative
              -------------------------------------
Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent its portion of such Borrowing, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent in accordance with paragraph
(e) above, and the Administrative Agent may, in reliance upon such assumption (in its sole discretion and without any obligation to do so), make available to the Borrower a corresponding amount. If and to the extent that such corresponding amount is not in fact made available to the Administrative Agent by such Bank, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.5 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          Section 2.3. Extensions of the Availability Period.
                       -------------------------------------

          (a) If the Borrower shall request by notice to the Administrative Agent not less than 60 days and not more than 150 days prior to the Commitment Termination Date then in effect that the Availability Period be extended until the first anniversary of such Commitment Termination Date, then the Administrative Agent shall promptly notify each Bank of such request, and each Bank shall notify the Borrower and the Administrative Agent not more than ten Domestic Business Days after the date on which the Administrative Agent shall have received the Borrower's request (which date shall be set forth in the notice of such request given by the Administrative Agent) of its election so to extend or not extend the Availability Period. Any Bank which shall not timely notify the Administrative Agent of such election shall be deemed to have elected not to extend the Availability Period.

          (b) If one or more Banks shall timely notify the Administrative Agent pursuant to paragraph (a) of this Section of their election not to extend the Availability Period or shall be deemed to have elected not to extend the Availability Period by virtue of having not timely notified the Administrative Agent of their election to extend the Availability Period (such Banks being called "Terminating Banks"), then the Administrative Agent shall so advise the Borrower and the remaining Banks ("the Continuing Banks"), and the Continuing Banks or any of them shall have the right (but not the obligation), upon notice to the Administrative Agent not later than the Domestic Business Day preceding the applicable Commitment Termination Date, to increase their respective Revolving Commitments, each by an amount specified by such Continuing Bank in its notice to the Administrative Agent but by an amount which does not exceed for any Continuing Bank the product of (i) the quotient of (A) such Continuing Bank's Revolving Commitment divided by (B) the aggregate Revolving Commitments of all the Continuing Banks (in each case determined before giving effect to any increase in the Revolving Commitments of the Continuing Banks pursuant to this
Section 2.3) multiplied by (ii) the aggregate Revolving Commitments of the Terminating Banks, by an amount equal in the aggregate to the Revolving Commitments of the Terminating Banks. Each increase in the Revolving Commitment of a Continuing Bank shall be evidenced by a written instrument executed by such Continuing Bank and the Administrative Agent, and shall take effect on the Commitment Termination Date in effect for the Terminating Banks.

          (c) If the aggregate Revolving Commitments of the Terminating Banks shall exceed the aggregate amount by which the Continuing Banks have agreed to increase their Revolving Commitments pursuant to paragraph (b) of this Section, the Borrower may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), designate one or more Banks or other banking institutions willing to extend Revolving Commitments until the first anniversary of the Commitment Termination Date in effect for the Terminating Banks in an aggregate amount not greater than such excess. Any such banking institution (an "Additional Bank") shall, on or prior to the Commitment Termination Date in effect for the Terminating Banks, execute and deliver to the Borrower, the Administrative Agent and each Continuing Bank an instrument, satisfactory to the Borrower and the Administrative Agent, setting forth the amount of its Revolving Commitment and containing its agreement to become, and to perform all the obligations of, a Bank hereunder, and the Revolving Commitment of such Additional Bank shall become effective on such date.

          (d) The Borrower shall deliver to each Continuing Bank and each Additional Bank, on the Commitment Termination Date in effect for the Terminating Banks (and, in the case of each Continuing Bank, in exchange for a Revolving Note of the Borrower held by such Continuing Bank), a Revolving Note maturing on the first anniversary of the Commitment Termination Date in effect for the Terminating Banks in the principal amount of each such Bank's Commitment after giving effect to the adjustments made pursuant to this Section 2.3.

          (e) If some or all of the Banks shall have elected to extend the Availability Period with respect to their Revolving Commitments as provided in this Section 2.3, then (i) the Availability Periods for the Revolving Commitments of the Continuing Banks and any Additional Banks shall continue until the first anniversary of the Commitment Termination Date in effect prior to such election and, as to such Banks, the term "Commitment Termination Date", as used herein, shall mean such first anniversary; (ii) the Revolving Commitments of the Terminating Banks shall continue in effect until the Commitment Termination Date in effect prior to such extension and shall then terminate and as to the Terminating Banks, the term "Commitment Termination Date", as used herein, shall continue to mean such Commitment Termination Date; and (iii) from and after the Commitment Termination Date in effect prior to such extension, the term "Banks", as used herein, shall include any Additional Banks.

          Section 2.4. Notes. (a) The Revolving Loans of each Bank shall be
                       -----
evidenced by, and repayable with interest in accordance with, a single promissory note of the Borrower payable to the order of such Bank substantially in the form of Exhibit A hereto and appropriately completed, as amended, supplemented or modified from time to time (each a "Revolving Note").

          (b) The Swingline Loans shall be evidenced by, and repayable with interest in accordance with, a single promissory note of the Borrower payable to the order of the Swingline Lender substantially in the form of Exhibit B hereto and appropriately completed, as amended, supplemented or modified from time to time (the "Swingline Note").

          (c) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Base Rate Loans and EuroDollar Loans be evidenced by separate Revolving Notes. Each such Revolving Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Base Rate Loans or EuroDollar Loans, as the case may be. Each reference in this Agreement to the "Revolving Note" of such Bank shall be deemed to refer to and include either or both of such Revolving Notes, as the context may require.

          (d) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; Provided that the failure of any Bank to make any such
                  --------
retardation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note or Notes and to attach to and make a part of its Note or Notes a continuation of any such schedule as and when required.

          Section 2.5. Interest Rates.
                       --------------

          (a) Interest Rate Options . The Revolving Loans shall, at the
              ---------------------
option of the Borrower and except as otherwise provided herein, be incurred and maintained as, or converted into, one or more Base Rate Loans or Euro-Dollar Loans. The Swingline Loans shall be incurred and maintained as Base Rate Loans.

          (b) Base Rate . Each Base Rate Loan shall bear interest on the
              ---------
outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate. Such interest shall be payable (i) quarterly in arrears on each March 31, June 30, September 30 and December 31, (ii) with respect to the principal amount of any Base Rate Loan converted to a EuroDollar Loan, on the date such Base Rate Loan is so converted and (iii) for the account of each Bank on the last day of the applicable Availability Period. Any overdue principal of and (to the extent permitted by law) interest on any Base Rate Loan of any Class shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 26 plus the rate otherwise applicable to Base Rate Loans of such Class for such day.

          (c) Euro-Dollar Rate. Each Euro-Dollar Loan shall bear interest on the
              ----------------
outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to 2% plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period applicable to such Loan on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of and (to the extent permitted by law) interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 4% plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 4% plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three EuroDollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to the Administrative Agent are offered to the Administrative Agent in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage.

          (d) Default Rate. Upon the occurrence and during the continuance of a
              ------------
Default or an Event of Default, the principal amount of and, to the extent permitted by law, overdue interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate which is 2% in excess of the rate of interest otherwise applicable to such Loan (such otherwise applicable rate to be determined before the application of the last sentence of Section 2.5(b) or the last sentence of Section 2.5(c)), with such interest to be payable on demand.

          Section 2.6. Method of Electing Interest Rates. (a) The Loans included
                       ---------------------------------
in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

           (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it is so specified, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans
       --------
comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.



          (b) Each Notice of Interest Rate Election shall specify:

              (i) the Group of Loans (or portion thereof) to which such notice applies;

             (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of paragraph (a) above;

            (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

             (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to paragraph (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into

Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          (d) Determination of Interest Rate. The Administrative Agent shall
              ------------------------------
determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          Section 2.7. Fees.
                       ----

          (a) Facility Fee. The Borrower shall pay to the Agent for the account
              ------------
of the Banks party hereto on the Closing Date in proportion to their respective Revolving Commitments facility fees equal to (i) 1/2 of 1% of the aggregate amount of the Revolving Commitments in effect on the Effective Date, which fees shall be due and payable on the Closing Date and (ii) 1/4 of 1% of the aggregate amount of the Revolving Commitments in effect on the Effective Date, which fees shall be due and payable on the date numerically corresponding to the Closing Date in the sixth calendar month following the calendar month in which the Closing Date occurs.

          (b) Commitment Fee. During the Availability Period, the Borrower shall
              --------------
pay to the Administrative Agent for the account of the Banks ratably in proportion to their Revolving Commitments a commitment fee at the rate of 25 basis points per annum on the average daily unused portion of the Revolving Commitments. Such commitment fee shall accrue from and including the Effective Date to but excluding the last day of the applicable Availability Period and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Availability Period and on the last day of the applicable Availability Period with respect to any Bank.

          Section 2.8. Increases in Commitments. (a) The Borrower shall have the
                       ------------------------
right at any time on or after the Closing Date to increase the Revolving Commitments hereunder to an amount not to exceed $60,000,000 by causing one or more banks or other financial institutions, which may include any Bank already party to this Agreement (an "Existing Bank"), to become a Bank under this Agreement or, in the case of any Existing Bank to increase the amount of such Bank's Revolving Commitment; provided that the Revolving Commitment of any bank
                             --------
or other financial institution that is not already a Bank (a "New Bank") and any increase in the amount of the Revolving Commitment of each Existing Bank, shall be in an amount equal to $5,000,000 or any larger multiple of $1,000,000.

          (b) Any increase in the aggregate Revolving Commitments pursuant to
Section 2.8(a) hereof shall be effective only upon the execution and delivery by each New Bank and/or each Existing Bank, as the case may be, to the Borrower and the Administrative Agent at least five Domestic Business Days before any such increase is to become effective of an instrument satisfactory to the Borrower and the Administrative Agent:

              (i) in the case of a New Bank, setting forth the amount of its Revolving Commitment and the date upon which it is to become effective (the "Commitment Increase Date") and containing its agreement to become, and to perform all the obligations of, a Bank hereunder; and

             (ii) in the case of an Existing Bank, setting forth the amount by which its Revolving Commitment hereunder is to be increased and the Commitment Increase Date applicable thereto.

          (c) Any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.8 shall not be effective unless:

              (i) no Default or Event of Default shall have occurred and be continuing on the Commitment Increase Date;

             (ii) each of the representations and warranties made by each Obligor and each Shareholder in the Loan Documents shall be true and correct in all material respects on and as of the Commitment Increase Date with the same force and effect as if made on and as of such date;

           (iii) immediately after giving effect to such increase, the aggregate Revolving Commitments shall not exceed $60,000,000; and

            (iv) each Bank (including New Banks) shall have received a certificate of the corporate secretary or assistant secretary of the Borrower as to the taking of any corporate action necessary in connection with such increase.

          (d) From and after the effective date of an increase of the Revolving Commitment pursuant to this Section 2.8, the term "Banks", as used herein, shall include New Banks.

          (e) No Bank shall at any time be required to agree to a request of the Borrower to increase its Revolving Commitment or obligations hereunder.

          Section 2.9. Mandatory Termination or Reduction of Commitments.
                       -------------------------------------------------

          (a) Scheduled Termination. The Commitment(s) of each Bank hereunder
              ---------------------
shall terminate on the Commitment Termination Date in effect for such Bank (as such date may be extended from time to time pursuant to Section 2.3), and all Loans of such Bank then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          (b) Mandatory Reduction of Revolving Cornrnitments. In the event that
              ----------------------------------------------
the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Asset Sale, the Revolving Commitments shall be reduced by an amount equal to 100% of such Net Cash Proceeds. The reduction required by this section shall be effective forthwith upon receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds; provided that if the amount of Net Cash
                                   --------
Proceeds in respect of any Asset Sale is less than $250,000, such reduction shall be effective upon receipt of proceeds such that, together will all other such amounts not previously applied, the total of Net Cash Proceeds is equal to at least $250,000. Each reduction of the aggregate Revolving Commitments pursuant to this Section 2.9(b) shall be applied ratably to the respective Revolving Commitments of all the Banks.

          Section 2.10. Mandatory Repayments. (a) The outstanding principal
                        ---------------------
amount of all Loans of each Bank shall mature, and shall become due and payable (together with all interest thereon), on the last day of the Availability Period for Loans from such Bank.

          (b) If on any day (A) the aggregate outstanding principal amount of all Loans of each Class exceeds the lesser of (x) the aggregate amount of the Commitments of such Class and (y) the Borrowing Base or (B) the aggregate outstanding principal amount of all Loans of all Classes exceeds the Borrowing Base, the Borrower shall prepay, and there shall become due and payable, on such date the principal amount of Swingline Loans, and, after the Swingline Loans have been paid in full, Revolving Loans equal to such excess, together with accrued interest thereon to the date of repayment.

          (c) Each payment of principal of the Loans of any Class shall be made together with interest accrued on the amount repaid to the date of payment.

          (d) Each payment of Loans of any Class shall be applied to such Group or Group of Loans of such Class as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent)

          Section 2.11. Optional Prepayments. (a) Subject in the case of any
                        --------------------
Euro-Dollar Borrowing to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          Section 2.12. General Provisions as to Payments. (a) The Borrower
                        ----------------------------------
shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 11:00 A.M. (local time in Fairfax, Virginia) on the date when due, in Federal or other funds immediately available in Fairfax, Virginia, to the Administrative Agent at its address specified in or pursuant to
Section 9.1. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding EuroDollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereat shall be the next preceding EuroDollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the

Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          Section 2.13. Funding Losses. If the Borrower makes any payment of
                        --------------
principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article II, VI or VIII or otherwise), but excluding any prepayment required pursuant to Section 2.2(f) or any conversion required pursuant to Section 8.2), on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow, convert or prepay any Euro-Dollar Loan after notice has been given to any Bank in accordance with Section 2.2(a), Section 2.6 or Section 2.11, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay or convert, provided that such Bank shall have delivered to the
                           --------
Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          Section 2.14. Computation of Interest. Interest shall be computed on
                        -----------------------
the basis of a year of 360 days and paid for the actual number of days elapsed.

                                  ARTICLE III
                                   CONDITIONS

          Section 3.1. Conditions to Closing. The obligation of each Bank to
                       ---------------------
make a Loan on the occasion of the first Borrowing hereunder is subject to the satisfaction of the following conditions:

          (a) Notes. On or prior to the Closing Date, (i) the Administrative
              -----
Agent shall have received a duly executed Revolving Note for the account of each Bank, each dated on or before the Closing Date, complying with the provisions of
Section 2.4(a); and (ii) the Administrative Agent shall have received a duly executed Swingline Note for the account of the Swingline Lender, dated on or before the Closing Date, complying with the provisions of Section 2.4(b).

          (b) Adverse Chance, etc. On the Closing Date, nothing shall have
              -------------------
occurred (and neither the Administrative Agent nor any Bank shall have become aware of any facts or conditions not previously known) which the Administrative Agent or any Bank shall determine has, or could reasonably be expected to have, a Material Adverse Effect.

          (c) Officer's Certificates.
              ----------------------

              (i) The Administrative Agent shall have received a certificate dated the Closing Date signed on behalf of the Borrower by the Chairman of the Board, the President, any Vice President or the Treasurer of the Borrower stating that (x) on the Closing Date and after giving effect to the Loan being made on the Closing Date, no Default or Event of Default shall have occurred and be continuing and (y) to the best knowledge and belief of such officer, the representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the Closing Date.

             (ii) The Administrative Agent shall have received a certificate from each Subsidiary (excluding TDD) dated the Closing Date signed on behalf of such Subsidiary by the Chairman of the Board, the President, any Vice President or the Treasurer of the Subsidiary stating that, to the best knowledge and belief of such officer, the representations and warranties of such Subsidiary contained in the Loan Documents are true and correct as of the Closing Date.

          (d) Borrowing Base Certificate. On the Closing Date, the
              --------------------------
Administrative Agent shall have received a Borrowing Base Certificate signed on behalf of the Borrower by the Chairman of the Board, the President, any Vice President or the Treasurer of the Borrower.

          (e) Opinion of Counsel. On the Closing Date, the Administrative Agent
              ------------------
shall have received from counsel to the Borrower an opinion addressed to the Administrative Agent and each Bank and dated the Closing Date substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request.

          (f) Repayment of Existing Indebtedness. On the Closing Date, the
              ----------------------------------
Administrative Agent shall have received evidence that the principal of and interest on all loans outstanding under, and all other amounts owing under or in respect of, the Credit Agreement dated as of June 27, 1994 between the Borrower and

Signet Bank/Maryland, as amended by Amendment No. 1 dated as of November 18, 1994 and Amendment No. 2 dated as of December 31, 1994, each between the Borrower and Signet/Bank Maryland, shall have been (or shall be simultaneously) paid in full and that any commitments to extend credit thereunder shall have been cancelled or terminated.

          (g) Other Loan Documents. On the Closing Date, the Administrative
              --------------------
Agent shall have received executed copies of the Security Agreement, the Pledge Agreement, the Subsidiary Guaranty, and the Shareholder Pledge Agreements and the other Loan Documents.

          (h) Stock Certificates. On the Closing Date, the Collateral Agent
              ------------------
shall have received all certificates representing the shares of stock pledged under the Pledge Agreement and the Shareholder Pledge Agreements, duly endorsed in blank or accompanied by stock powers duly executed in blank. Such certificates shall evidence 100% of the shares of stock of the respective issuers thereof owned by any Obligor or Shareholder. With respect to the Subsidiaries (other than Long Distance Wholesale Club and TDD) such certificates shall evidence 100% of the issued and outstanding shares of capital stock of the respective issuers thereof.

          (i) UCC Filings. On or prior to the Closing Date, each document
              ------------
(including, without limitation, each Uniform Commercial Code financing statement) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Banks, a perfected first priority security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Collateral Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing registration or recordation.

          (j) Search Reports. The Collateral Agent shall have received UCC, tax
              --------------
and judgment reports from Prentice-Hall Financial Services or other independent search service satisfactory to the Collateral Agent, listing all effective financing statements that name the Borrower or any Subsidiary of the Borrower (excluding TDD) (under its present name and any previous names and under the name Dial & Save) as debtor, seller, delinquent taxpayer or defendant and that are filed in the jurisdictions referred to in paragraph (i) above and any other jurisdiction reasonably requested by the Collateral Agent, together with copies of such financing statements (none of which shall cover the Collateral, except to the extent evidencing Permitted Liens or for which the Collateral Agent shall have received termination statements (Form UCC-3), or such other termination statements as shall be required by local law, fully executed for filing).

          (k) Borrower Corporate Documents. On the Closing Date, the
              ----------------------------
Administrative Agent shall have received (i) a copy of the Borrower's articles of incorporation, as amended, certified by the Clerk of the State Corporation Commission of Virginia; (ii) a certificate of the Clerk of the State
Corporation Commission of Virginia, dated as of a recent date, as to the good standing and charter documents of the Borrower on file; and (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that the articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause (ii) above, (B) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (C) that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification and all other times relevant to the transactions contemplated hereby, (D) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and each other document delivered in connection herewith or therewith and that said resolutions have not been amended and are in full force and effect on the date of such certificate, (E) as to the incumbency and specimen signatures of each officer of the Borrower executing the Loan Documents or any other document delivered in connection herewith or therewith and (F) certifying that as to the names and respective jurisdictions of incorporation of all Subsidiaries of the Borrower existing on the Closing Date. The certificate referred to in clause (iii) of this Section shall be substantially in the form of such certificate as attached to the Closing Agenda furnished by counsel for the Administrative Agent.

          (l) Subsidiary Corporate Documents. On the Closing Date, the
              ------------------------------
Administrative Agent shall have received (i) a copy of the Subsidiary's articles or certificate of incorporation of each Subsidiary (other than TDD) as amended, certified by the Secretary of State or comparable primary state regulator of the jurisdiction in which such Subsidiary is incorporated; (ii) a certificate of the officer referred to in clause (i) above, dated as of a recent date, as to the good standing and charter documents of such Subsidiary on file; and (iii) a certificate of the Secretary or an Assistant Secretary of such Subsidiary dated the Closing Date and certifying (A) that its articles of incorporation have not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause (ii) above, (B) as to the absence of dissolution or liquidation proceedings by or against it, (C) that attached thereto is a true and complete copy

                                      -34
of its by-laws as in effect on the date of such certification and all other times relevant to the transactions contemplated hereby, (D) that attached thereto is a true, correct and complete copy of resolutions adopted by its board of directors authorizing the execution, delivery and performance of the Loan Documents to which such Subsidiary is a party and each other document delivered in connection herewith or therewith and that said resolutions have not been amended and are in full force and effect on the date of such certificate and (E) as to the incumbency and specimen signatures of each officer of such Subsidiary executing the Loan Documents to which it is a party or any other document delivered in connection herewith or therewith. The certificate referred to in clause (iii) of this Section shall be substantially in the form of such certificate as attached to the Closing Agenda furnished by counsel for the Administrative Agent.

          (m) Facility Fee. The Administrative Agent shall have received from
              ------------
the Borrower for the account of each Bank an amount computed in accordance with
Section 2.7(a)(i) in full payment of the facility fee required under Section 2.7(a)(i).

          (n) Counsel Fees. The Administrative Agent shall have received payment
              ------------
from the Borrower of full payment of the fees and expenses of McGuire, Woods, Battle & Boothe, L.L.P. described in Section 9.3 which are billed through the Closing Date.

All documents and opinions referred to in this Article shall be in form and substance satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. The certificates and opinions referred to in this Section shall be dated the Closing Date.

          Section 3.2. Borrowings. The obligation of any Bank to make a Loan on
                       ----------
the occasion of any Borrowing is subject to the satisfaction of the following conditions:

              (i) except in the case of a Swingline Loan funded under the TBM Program, receipt by the Administrative Agent of Notice of such Borrowing as required by Section 2.2;

             (ii) the fact that, immediately after such Borrowing, (A) the aggregate outstanding principal amount of all Loans of each Class shall not exceed the lesser of (x) the aggregate amount of the Commitments of such Class and (y) the Borrowing Base and (B) the aggregate outstanding principal amount of all Loans of all Classes shall not exceed the Borrowing Base;

            (iii) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

             (iv) the fact that the representations and warranties of the Borrower and each of its Subsidiaries contained in the Loan Documents shall be true and correct on and as of the date of such Borrowing as though made on such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof that the facts hereinabove set forth in clauses
(ii), (iii) and (iv) of this Section 3.2 are true as of such date.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          Section 4.l. Corporate Existence and Power. The Borrower and each
                       -----------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower and each Subsidiary is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a Material Adverse Effect.

          Section 4.2. Corporate and Governmental Authorization; No
                       --------------------------------------------
Contravention. The execution, delivery and performance by the Borrower and its
- -------------
Subsidiaries of the Loan Documents to which each is a party are within the corporate powers of each, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing as shall have been taken or made and that is in full force and effect from and after the Closing Date) and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles or certificate of incorporation or by-laws of the Borrower or any Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower or any Subsidiary or result in the creation or imposition of any

                                      -36

Lien (other than the Lien of the Loan Documents) on any asset of the Borrower or any of its Subsidiaries.

          Section 4.3. Binding Effect. Each Loan Document (other than the Notes)
                       --------------
constitutes a valid and binding agreement of the Borrower and each of its Subsidiaries which is a party thereto and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower or Subsidiary as the case may be, in accordance with its terms except in each case as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 4.4. Financial Information. (a) The consolidated balance sheet
                       ---------------------
of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche, L.L.P., copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year. As of the date of such financial statements, the Borrower and its Consolidated Subsidiaries did not have any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in any of such financial statements or notes thereto.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1995 and the related unaudited consolidated income statements for the nine months then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such nine-month period (subject to normal year-end adjustments).

          (c) Since December 31, 1994 there has been no material adverse change in condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          Section 4.5. Solvency. After giving effect to the transactions
                       --------
contemplated hereby, the Borrower and each of its Subsidiaries is and will be Solvent.

          Section 4.6. Litigation. There is no action, suit, proceeding or
                       -----------
investigation pending against, or to the knowledge of the Borrower or any of its Consolidated Subsidiaries threatened against, contemplated or affecting, the Borrower or any of its Subsidiaries before any court, arbitrator or any Governmental Authority, agency or official which has, or, if adversely determined, could reasonably be expected to have, a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of any Loan Document, and there is no basis known to the Borrower or any of its Subsidiaries for any such action, suit, proceeding or investigation.

          Section 4.7. Ownership of Property, Liens. The Borrower and each of
                       ----------------------------
its Subsidiaries has good and marketable title to or has valid leasehold or license interests in, and is in lawful possession of, all its properties and other assets (real or personal, tangible, intangible or mixed), and none of such properties and assets is subject to any Liens, except Liens permitted by
Section 5.11 hereof. All of such properties and other assets are in good working order and condition, ordinary wear and tear excepted. The Borrower and its Subsidiaries have received all deeds, assignments, bills of sale and other documents and duly effected all recordings, filings and other actions necessary or appropriate to establish, protect and perfect its right, title and interest in and to all such properties and assets.

          Section 4.8. Filings. All actions by or in respect of, and all filings
                       --------
with, any Governmental Authority required in connection with the execution, delivery and performance of this Agreement or the other Loan Documents, or necessary for the validity or enforceability thereof or for the protection or perfection of the rights and interests of the Administrative Agent, the Collateral Agent or the Banks hereunder or thereunder, have been duly taken or made, as the case may be, and will at all times hereafter remain in full force and effect.

          Section 4.9. Regulation U; Use of Proceeds. The Borrower and its
                       -----------------------------
Subsidiaries do not own any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System. The proceeds of the Loans will be used by the Borrower only for the purposes set forth in Section
5.19 hereof.

          Section 4.10. Regulatory Restrictions on Borrowing. Neither the
                        -------------------------------------
Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

          Section 4.11. Subsidiaries. Each of the Borrower's Subsidiaries is and
                        ------------
will be, at each time that this representation is made or deemed to be made, a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Schedule 4.11 sets forth a complete list of all Subsidiaries of the Borrower at the Closing Date, including their respective jurisdictions of incorporation and the percentage of their outstanding shares of capital stock owned by the Borrower. Each of Long Distance Wholesale Club and TDD is a Consolidated Subsidiary of the Borrower.

          Section 4.12. Full Disclosure. All factual information (taken as a
                        ---------------
whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or to any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower or any of its Subsidiaries which materially and adversely affects the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, which has not been disclosed herein or any other documents, certificates and statements furnished to the Administrative Agent or to any Bank for use in connection with the transactions contemplated hereby.

          Section 4.13. Tax Returns and Payments. The Borrower and each of its
                        -------------------------
Subsidiaries has filed all United States Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          Section 4.14. Compliance with ERISA. Each member of the ERISA Group
                        ---------------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          Section 4.15. Intellectual Property. The Borrower and each of its
                        ---------------------
Subsidiaries owns or possesses or holds under valid non-cancelable licenses all patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights that are necessary for the operation of their respective properties and businesses, and neither the Borrower nor any of its Subsidiaries is in violation of any provision thereof. The Borrower and its Subsidiaries conduct their business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or any other intellectual property right of others and there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Borrower and its Subsidiaries.

          Section 4.16. No Burdensome Restrictions. No contract, lease,
                        --------------------------
agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation has had or is reasonably expected to have a Material Adverse Effect.

          Section 4.17. Environmental Compliance. (a) Except to the extent that
                        -------------------------
the liabilities of the Borrower and its Subsidiaries, taken as a whole, that relate to or could result from the matters referred to in clauses (i) through
(iii), inclusive, would not reasonably be expected to result in a Material Adverse Effect:

             (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed nor, to the Borrower's or any of its Subsidiaries, knowledge, is any investigation or review pending or threatened by any governmental or other entity with respect to any (A) alleged violation by the Borrower or any Subsidiary of any Environmental Law, (B) alleged failure by the Borrower or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, storage, treatment, disposal, transportation or Release of Hazardous Substances;

            (ii) no Hazardous Substance has been Released (and no written notification of such Release has been filed) or is present (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by the Borrower or any Subsidiary; and

           (iii) no property now or previously owned, leased or operated by the Borrower or any Subsidiary or any property to which the Borrower or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower's of any of its Subsidiaries' knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up.

          (b) There are no Environmental Liabilities that have resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) For purposes of this Section, the terms "Borrower" and "Subsidiar" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrower or any Subsidiary.

          Section 4.18. Representations in Loan Documents True and Correct. Each
                        --------------------------------------------------
of the representations and warranties of each Obligor and each Shareholder contained in the Loan Documents is true and correct in all material respects.

          Section 4.19. Labor Matters. There are no strikes or other labor
                        -------------
disputes pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries which have, or could reasonably be expected to have, a Material Adverse Effect. The Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, except for violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 4.20. Capitalization. On the Closing Date and after giving
                        ---------------
effect hereto, the authorized capital stock of the Borrower consists of 100,000 Common Shares, of which 49,092 shares were outstanding on the Closing Date. All of such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights.

          Section 4.21. Communications Act. Neither any Bank nor any Affiliate
                        ------------------
of any Bank will become, solely by reason of entering into this Agreement or the other Loan Documents or the consummation of any of the transactions contemplated hereby or thereby, subject to regulation under (i) the Communications Act of 1934, as amended, or the rules, regulations and polices of the FCC thereunder (except for direct or derivative obligations to furnish nonburdensome information routinely required of similarly situated Persons) or (ii) any other present Federal or state laws relating to communications services or the use or operation of apparatus for the transmission of energy, communications or signals by radio.

          Section 4.22. No Defaults. Neither the Borrower nor any Subsidiary is
                        -----------
in default in the payment of the principal of or interest on any indebtedness nor in default under any instrument or agreement material to its condition (financial or otherwise), results of operations, properties, assets, business or prospects, under and subject to which any such indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any such agreement which, with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder or permit the acceleration of the indebtedness represented thereby.

                                  ARTICLE V
                                  COVENANTS

          The Borrower agrees that so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note or any Loan Document remains unpaid the Borrower shall (and, where applicable, shall cause each of its Subsidiaries to):

          Section 5.1. Information. The Borrower will deliver or cause to be
                       -----------
delivered to each of the Banks:

               (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by Deloitte & Touche, L.L.P. or other independent public accountants satisfactory to the Administrative Agent, which opinion shall not be qualified as to the scope of the audit and which shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or other qualification;

          (ii) as soon as available and in any event within 30 days after the end of each quarter of each fiscal year of the Borrower a consolidated balance sheet of the Borrower and consolidated income statements of the Borrower and its Consolidated Subsidiaries for such quarter, setting forth in each case in comparative form the figures for the corresponding quarter of the Borrower's previous fiscal year, all certified (subject to normal year-end audit adjustments) as complete and correct by the chief financial officer or chief accounting officer of the Borrower;

        (iii) not later that 12:00 (local time in Fairfax, Virginia) on the fifteenth day of each month (or such other time and date in each month as may be agreed by the Administrative Agent and the Borrower), a Borrowing Base Certificate in form satisfactory to the Administrative Agent, together with accounts receivable agings, purchase of accounts receivable statements and direct mail response rate information in form satisfactory to the Administrative Agent;

         (iv) not more than 60 days after the commencement of each fiscal year of the Borrower, and within 15 days of any material revisions thereto, a budget prepared by the Borrower in accordance with past practices, in form reasonably satisfactory to the Administrative Agent and to the Required Banks (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the twelve months of such fiscal year, in reasonable detail and setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based and a statement by the chief financial officer or chief accounting officer of the Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby;

          (v) simultaneously with the delivery of each set of financial statements referred to in clause (i) and (ii) above, a certificate of the chief financial officer or chief accounting officer of the Borrower, (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.8 and 5.9, on the date of such financial statements, (B) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (C) stating whether, since the date of the most recent previous delivery of financial statements pursuant to clause (i) or (ii) of this Section, there has been any material adverse change in the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of the Borrower and its Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change;

         (vi) simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a statement of the firm of independent public accountants that reported on such statements (A) stating that their audit examination has included a review of this Agreement and the Notes as they relate to financial or accounting matters and (B) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default;

        (vii) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

       (viii) as soon as reasonably practicable after obtaining knowledge of the commencement of, or of a material threat of the commencement of, an action, suit, proceeding or investigation against the Borrower or any of its Subsidiaries which could materially adversely affect the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or could otherwise have a Material Adverse Effect or which in any manner questions the validity of any Loan Document or any of the other transactions contemplated hereby or thereby, an explanation of the nature of such pending or threatened action, suit, proceeding or investigation and such additional information as may be reasonably requested by any Bank;

         (ix) promptly upon transmission thereof, copies of all press releases and other statements made available generally by the Borrower or its Subsidiaries to the public concerning material developments in the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or its Subsidiaries;

          (x) promptly upon their becoming available; copies of all registration statements (excluding exhibits to such registration statements, and other than registration statements filed on Form S-8 or any successor form) and regular periodic reports filed on Form 10-K, Form 10-Q or Form 8-K (or any successor form), if any, that the Borrower or any Consolidated Subsidiary shall have filed with the Securities Excnange Commission or any national securities exchange or the NASDAQ;

         (xi) promptly upon receipt thereof, copies of each report submitted to the Borrower or any of its Consolidated Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Consolidated Subsidiaries including without limitation, each report submitted to the Borrower or any of its Consolidated Subsidiaries concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of the Borrower and its Consolidated Subsidiaries;

        (xii) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable events (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the P8GC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment-or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

            (xiii) copies of all renewal applications with respect to FCC licenses and other material filings with the FCC; and

             (xiv) from time to time such additional financial, FCC or other information regarding the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of any of its Subsidiaries as any Bank may reasonably request.

          Section 5.2. Payment of Obligations. The Borrower will pay and
                       -----------------------
discharge, and will cause each of its Subsidiaries to pay and discharge, as the same shall become due and payable, (i) all their respective obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of their properties or assets and (ii) all lawful taxes, assessments and charges or levies made upon their properties or assets, by any governmental body, agency or official, except where any of the items in clause (i) or (ii) of this Section 5.2 may be diligently contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books, if required under GAAP, appropriate reserves for the accrual of any such items.

          Section 5.3. Maintenance of Property. The Borrower will keep, and will
                       ------------------------
cause each of its Subsidiaries to keep, all property useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear; will maintain (either in the name of the Borrower or in such Subsidiary's own name or in the name of the Collateral Agent if required by any Loan Document) with financially sound and reputable insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against by companies engaged in the same or a similar business; and will furnish to the Administrative Agent upon request full information as to the insurance carried.

          Section 5.4. Conduct of Business and Maintenance of Existence. The
                       ------------------------------------------------
Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business. The Borrower will not permit any Subsidiary (i) to conduct any business conducted by the Borrower on or after the Closing Date or (ii) to conduct any business not conducted by such Subsidiary on the Closing Date.

          Section 5.5. Compliance with Laws. The Borrower will comply, and will
                       --------------------
cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA and the Communications Act and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          Section 5.6. Accounting; Inspection of Property Books and Records. The
                       ---------------------------------------------------
Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GASP shall be made of all dealings and transactions in relation to their respective businesses and activities, will maintain, and will cause each of its Subsidiaries to maintain, their respective fiscal reporting periods on the present basis and will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent and each of the Banks to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          Section 5.7. FCC Approvals. The Borrower shall take, and shall cause
                       --------------
each of its Subsidiaries to take, any action that the Administrative Agent, the Collateral Agent or any Bank may reasonably request to enable the Administrative Agent, the Collateral Agent or such Bank to exercise and enjoy the full rights and benefits granted to the Administrative Agent, the Collateral Agent or the Banks by the Loan Documents and each other agreement, instrument and document delivered to the Banks, the Collateral Agent and/or the Administrative Agent in connection therewith, including specifically, at the Borrower's expense, the use of the Borrower's and each Subsidiary's best efforts to assist in obtaining approvals required of the FCC for any action or transaction contemplated by the Loan Documents for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of any sale or sales of any of the Collateral provided or purported to be provided by the Loan Documents by or on behalf of the Collateral Agent and/or the Banks or any assumption by the Collateral Agent and/or the Banks of voting rights relating thereto effected in accordance with the Loan Documents.

          Section 5.8. Maximum Leverage. As of the last day of each fiscal
                       -----------------
quarter of the Borrower, the Cash Flow Leverage Ratio will not exceed (i) 2.0 to
1.0 for any fiscal quarter ending on or before December 31, 1996 or (ii) 3.50 to
1.0 for any fiscal quarter ending after December 31, 1996.

          Section 5.9. Interest Coverage Ratio. As of the last day of each
                       -----------------------
fiscal quarter of the Borrower, the Borrower's Interest Coverage Ratio will not be less than 2.5 to 1.0.

          Section 5.10. Restrictions on Debt. The Borrower will not, and will
                        --------------------
not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except (i) Debt outstanding under this Agreement and the Notes, (ii) Debt of the Borrower secured by a Lien permitted pursuant to Section 5.11(i) and (iii) hereof and (iii) with respect to the Subsidiaries all obligations of the Subsidiaries to the Banks under the Loan Documents.

          Section 5.11. Restriction on Liens. The Borrower will not, and will
                        --------------------
not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower or any of its Subsidiaries or assign or subordinate any present or future right to receive assets except:

              (i) Liens described in Schedule 5.11 securing Debt of the Borrower in an aggregate principal amount not exceeding $18,500,000;

             (ii) any Liens created by the Loan Documents;

            (iii) any purchase money security interest on any capital asset of the Borrower if such purchase money security interest attaches to such capital asset concurrently with the acquisition thereof and if the Debt secured by such purchase money security interest does not exceed the lesser of the cost or fair market value as of the time of acquisition of the asset covered thereby to the Borrower; provided, that the aggregate amount of Debt
                                    --------
   incurred after the Effective Date and secured by all such Liens other than Liens created by the Loan Documents does not exceed $800,000 in the aggregate at any one time outstanding and provided that no such purchase money security
                                   --------
   interest shall extend to or cover any property or asset of the Borrower other than the related asset;

             (iv) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided (A) with respect to
                                                   --------
   Liens securing state and local Taxes, such Taxes are not yet payable, (B) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such Liens are unfiled and no other action has been taken to enforce the same, or (C) with respect to taxes, assessments or Governmental charges or levies or claims or demands secured by such Liens, payment thereof is not at the time required by Section 5.2;

              (v) Liens not securing Debt which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; and

             (vi) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings.

          Section 5.12. Transactions with Affiliates. The Borrower will not, and
                        ----------------------------
will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except (A) as expressly contemplated by the Loan Documents or (B) otherwise on an arm's length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section
                      --------
shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

          Section 5.13. Consolidations, Mergers and Sales of Assets. The
                        -------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to either (i) consolidate, merge with or into or acquire all or substantially all of the assets or capital stock of any other Person or (ii) participate in any Asset Sale to any other Person, the Net Cash Proceeds of which exceed $250,000, without (A) applying the Net Cash Proceeds of such Asset Sale as required by Sections 2.9(b) and 2.10(b) and (B) the consent of all of the Banks, whose such consent shall not be unreasonably withheld; provided that nothing in this
                                            --------
Section 5.13 shall prohibit (A) the merger of a Solvent Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with of into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Consolidated Subsidiary of the Borrower and is Solvent both before and after giving effect to such transaction and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (B) the transfer of all or substantially all of the assets of a Subsidiary to the Borrower or a Wholly-Owned Consolidated Subsidiary.

          Section 5.14. Transactions with Other Persons. The Borrower will not,
                        -------------------------------
and will not permit any of its Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the right of the Borrower or any of its Subsidiaries to amend or waive any of the provisions of this Agreement or any other Loan Document.

          Section 5.15. New Subsidiaries. The Borrower shall cause each
                        ----------------
Subsidiary (excluding TDD) to become a party to the Subsidiary Guaranty, the Security Agreement and the Pledge Agreement and, in the case of Persons which are not Subsidiaries on the Closing Date, shall cause to be satisfied the conditions set forth in Section 3.1(c)(ii), 3.1(e), 3.1(h), 3.1(i), 3.1(j) and 3.1(1) as of the date each such Person becomes a Subsidiary and shall cause all of the shares of stock of such Subsidiary to be listed on Schedule I to the Pledge Agreement and included in the Pledged Shares pledged therein.

          Section 5.16. Restrictions with Respect to Subsidiaries. (a) The
                        -----------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, transfer or otherwise dispose of (except to the Borrower or to a Wholly-Owned Consolidated Subsidiary and except to directors for the purpose of qualifying them as directors, if required, and except pursuant to presently outstanding warrants, options or other rights) any shares of stock of any class of such Subsidiary unless all of the capital stock and the entire Debt of such Subsidiary at the time owing to the Borrower and to all other Subsidiaries shall be sold, assigned, transferred or otherwise disposed of at the same time. No such sale, assignment, transfer or disposition shall be effected without the consent of the Required Banks.

          (b) The Borrower will not permit any of its Subsidiaries (i) to issue or sell any shares of preferred stock except to the Borrower or to a Wholly-Owned Consolidated Subsidiary or (ii) to issue or sell any shares of its common stock (except to directors for the purpose of qualifying them as directors, if required) unless, after such issue or sale, the Borrower and its Subsidiaries, taken together, shall retain the same proportionate interest in such Subsidiary.

          Section 5.17. Compensation. (a) The Borrower will not pay, and will
                        ------------
not permit any Subsidiary to pay, compensation (whether in the form of salary, bonus, stock appreciation rights, dividends or otherwise) to Donald A. Burns or Henry G. Luken, III individually or collectively exceeding $2,000,000 for any fiscal year.

          (b) The Borrower and its Consolidated Subsidiaries will not accrue during any fiscal year for their profit sharing plans an amount which in the aggregate exceeds 20k of Consolidated Net Income for such year. No profit sharing distributions shall be made for any fiscal year by the Borrower or any Consolidated Subsidiary prior to the fifteenth day of the last calendar month of such fiscal year. No profit sharing plan distribution shall be made unless at least five Domestic Business Days prior thereto, the Administrative Agent shall have received a certificate of the chief financial officer or the chief accounting officer of the

Borrower certifying the date and amount of the proposed profit sharing distribution and setting forth the financial information, estimates and calculations upon which such amount is based.

          Section 5.18. Prohibited ERISA Transactions. The Borrower will not at
                        -----------------------------
any time permit any Plan to:

              (i) engage in any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code or in Section 406 of ERISA;

             (ii) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived; or

            (iii) be terminated in a manner which could result in the imposition of a Lien on the property of the Borrower pursuant to Section 4068 of ERISA.

          Section 5.19. Use of Proceeds. The proceeds of the Loans will be used
                        ---------------
by the Borrower to refinance existing indebtedness and for its working capital requirements, including expenses associated with direct mail marketing, and to fund expenses associated with the closing of the Loans. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might cause the Loan to constitute "purpose credit" within the meaning of Regulation X or U of the Board of Governors of the Federal Reserve System.

          Section 5.20. Independence of Covenants. All covenants contained
                        -------------------------
herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

          Section 5.21. Restricted Payments. The Borrower will not, and will not
                        -------------------
permit any Subsidiary to, declare or make any Restricted Payment, except that any Subsidiary may make a Restricted Payment to the Borrower.

          Section 5.22. Payment by Account Debtors. (a) The Borrower will and
                        --------------------------
will cause each Subsidiary to: (i) ensure that all rights to payment in respect of services rendered by any Obligor (in connection with direct-dialed or operator-assisted telephone calls or otherwise) are billed to the user of such services by a LEC; (ii) perform all processing and take all other actions (either itself or through one or more Billing Agents) as are necessary to transmit such records and other billing information to each LEC in a format compatible with each LEC's internal billing systems; (iii) take such actions (either itself or through one or more Billing Agents) as are necessary to cause each LEC to purchase, in accordance with its usual and customary practices generally and consistent with its past practice, from the Borrower all records and other billing information related to all services rendered by any Obligor to any Person such LEC is authorized to bill and (iv) cause each Billing Agent to remit or cause each LEC to whom billing information has been submitted on behalf of any Obligor to remit all payments in respect of such billing information directly to TDD or, if TDD is not acting as a Billing Agent, to the Collateral Agent or its designee via direct wire transfer in accordance with the provisions of Section 3.3 of the Security Agreement.

          (b) In addition, but not in limitation of paragraph (a), the Borrower will not, and will not permit any Subsidiary to, sell, transfer, assign, dispose of, or otherwise permit any other Person to acquire any interest in any records or billing information evidencing any Obligor's right to receive payment for services rendered in connection with direct-dialed or operator assisted telephone calls billable by any LEC to any Person, except that the Borrower may sell such records and billing information to one or more LECs provided payment
                                                              --------
therefor (after deduction of processing and bill rendering fees due to the purchasing LEC) is remitted to TDD or the Collateral Agent or its designee as provided in Section 5.22(a)(iv).

          (c) The Borrower shall cause TDD to (i) promptly upon receipt of each payment by any LEC or other Person, notify the Borrower and the Administrative Agent of the amount of such payment allocable to billing information submitted to such LEC or other Person on behalf of the Borrower or any other Obligor and
(ii) transfer that amount, less such fees, charges, charge backs, credits and adjustments as are withheld in accordance with the TDD Billing Agreement, via direct wire transfer to the Collateral Agent or its designee in accordance with the provisions of Section 3.3 of the Security Agreement.

          (d) Except with prior written consent of the Required Banks (which consent shall not be unreasonably withheld), neither the Borrower nor any Subsidiary will enter into any agreement (other than the TDD Billing Agreement) with any Person (other than TDD) whereby such Person agrees to act as a Billing Agent. Neither the Borrower nor any Subsidiary shall amend, waive, extend, supplement or modify any material provision of the TDD Billing Agreement without the prior written consent of the Required Banks (which consent shall not be unreasonably withheld).

          Section 5.23. Restrictions on Investments. (a) Neither the Borrower
                        ----------------------------
nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

              (i) Investments existing on the date hereof in Persons which are Subsidiaries on the date hereof;

             (ii) Temporary Cash Investments; and

            (iii) instruments received as consideration for Asset Sales, subject to the limitations of Section 5.13.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, make any acquisition of assets outside the ordinary course of business.

          (c) Except for Subsidiaries acquired pursuant to Section 5.13, the Borrower will have no Subsidiaries other than the Subsidiaries listed on
Schedule 4.11 to this Agreement.

          (d) The Borrower will at all times maintain direct ownership of the percentage of the capital stock of each of its Subsidiaries specified in
Schedule 4.11 as the percentage so owned on the date hereof.

                                   ARTICLE VI
                                    DEFAULTS

          Section 6.1. Events of Default. If one or more of the following events
                       -----------------
("Events of Default") shall have occurred and be continuing:

              (i) the Borrower shall fail to pay any principal of the Loans when due or shall fail to pay any interest on the Loans, any fee or any other amount payable hereunder or under the Notes for five days following the date such payment becomes due hereunder;

             (ii) the Borrower shall fail to observe or perform any covenant contained in Section 5.7, 5.10, 5.11, 5.15 or 5.18 for 10 days after notice thereof has been given to the Borrower by the Administrative Agent;

            (iii) the Borrower shall fail to observe or perform any covenant contained in Section 5.8, 5.9, 5.13, 5.16 or 5.19;

             (iv) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses
   (i), (ii)
or (iii) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

          (v) any representation, warranty, certification or statement made by the Borrower, any Subsidiary or any Shareholder in any Loan Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

         (vi) the Borrower, any Subsidiary of the Borrower or any Shareholder shall fail to make any payment or perform any collateralization obligation in respect of any Material Financial Obligations when due or within any applicable grace period;

        (vii) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt of the Borrower, any Subsidiary of the Borrower or any Shareholder or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

       (viii) the Borrower, any Subsidiary of the Borrower or any Shareholder shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (ix) an involuntary case or other proceeding shall be commenced against the Borrower, any Subsidiary of the Borrower or any Shareholder seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, any Subsidiary of the Borrower or any Shareholder under the federal bankruptcy laws as now or hereafter in effect;

          (x) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000;

          (xi) judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Borrower, any Subsidiary of the Borrower or any Shareholder and such judgments or orders shall continue unsatisfied and unstayed for a period of 21 days;

         (xii) (A) any Loan Document shall fail for any reason to be in full force and effect or shall cease to be effective to grant a perfected security interest in the Collateral with the priority stated to be created thereby or such security interest shall at any time fail to constitute a valid and (to the extent required by the Loan Documents) perfected Lien with the priority stated to be created by the Loan Documents, or any Loan Document shall be contested by the Borrower, any Subsidiary of the Borrower or any Shareholder or any Subsidiary of the Borrower or Shareholder shall deny that it has any further liability or obligation under a Loan Document to which it is a party, or the Borrower, any Subsidiary of the Borrower or any Shareholder shall fail to perform any of its obligations under the Loan Documents, or (B) any creditor of the Borrower, any Subsidiary of the Borrower or any Shareholder (other than a creditor having a purchase money security interest permitted by
   Section 5.11(iii) and then solely with respect to the related asset) shall obtain possession of any of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help, or any such creditor shall establish or obtain any right in the Collateral which is equal to or senior to the security interests of the Collateral Agent, for the benefit of the Banks, in such Collateral;

        (xiii) after the execution and delivery thereof, the Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary or any Person acting by or on behalf of any Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Subsidiary Guaranty or any such Subsidiary shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to such Guaranty; or

         (xiv) a Change of Control Event shall have occurred;

then, and in every such event, the Administrative Agent shall (A) if requested by the Required Banks, by notice to the Borrower terminate the Revolving Commitments and they shall thereupon terminate, and (B) if requested by the Required Banks, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind (except as set forth in clause (A) above), all of which are hereby waived by the Borrower; provided that in the case of any Default or any Event of
                        --------
Default specified in clause 6.1(viii) or 6.1(ix) above with respect to the Borrower without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest and accrued and unpaid fees thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          Section 6.2. Notice of Default. The Administrative Agent shall give
                       -----------------
notice to the Borrower under Section 6.1 promptly upon being requested to do so by any Bank or the Required Banks, as applicable, and shall thereupon notify all Banks thereof.

                                  ARTICLE VII
                            TEE ADMINISTRATIVE AGENT

          Section 7.1. Appointment and Authorization. Each Bank hereby
                       -----------------------------
irrevocably designates and appoints Signet Bank as Administrative Agent of such Bank to act as specified herein and in the other Loan Documents, and each such Bank hereby irrevocably authorizes Signet Bank, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article VII. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks, and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower.

          Section 7.2. Individual Capacity. The Administrative Agent and its
                       -------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by it and all obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Required Banks", "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

          Section 7.3. Delegation of Duties. The Administrative Agent may
                       --------------------
execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by
Section 7.7.

          Section 7.4. Reliance by Administrative Agent. The Administrative
                       --------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or other electronic facsimile transmission, telex, telegram, cable, teletype, electronic transmission by modem, computer disk or any other message, statement, order or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          Section 7.5. Notice of Default. The Administrative Agent shall not be
                       -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default. If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that, unless and until the
                                --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          Section 7.6. Non-Reliance on Administrative Agent and Other Banks.
                       ----------------------------------------------------
Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and to enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          Section 7.7. Exculpatory Provisions. Neither the Administrative Agent,
                       ----------------------
nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates, shall (i) be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence, willful misconduct or bad faith) or (ii) be responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any of its officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrower or any of its officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made by any other Person herein or therein or made by any other Person in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Borrower to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          Section 7.8. Indemnification. The Banks agree to indemnify the
                       ----------------
Administrative Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time (or if the Revolving Commitments have been terminated and all Loans have been repaid, their respective "percentages used in determining the Required Banks immediately prior to such termination and repayment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided that no Bank shall be
                                                  --------
liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence, willful misconduct or bad faith of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreement in this Section 7.8 shall survive the payment of all Loans, fees and other obligations of the Borrower arising hereunder.

          Section 7.9. Resignation; Successors. The Administrative Agent may
                       -----------------------
resign as the Administrative Agent upon 20 days' notice to the Banks. Upon the resignation of the Administrative Agent, the Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks, subject to prior approval by the Borrower and the consent of each Bank (such approval or consent, as the case may be, not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLS VIII
                            CHANGE IN CIRCUMSTANCES

          Section 8.1. Basis for Determining Interest Rate Inadequate or Unfair.
                       ----------------------------------- --------------------
If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

              (i) the Administrative Agent is advised by the Required Banks that deposits in dollars (in the applicable amounts) are not being offered to the Required Banks in the London interbank market for such Interest Period, or

             (ii) the Required Banks advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          Section 8.2. Illegality. If, on or after the date of this Agreement,
                       ----------
the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to convert outstanding Base Rate Loans into Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different EuroDollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given each EuroDollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

          Section 8.3. Increased Cost and Reduced Return. (a) If on or after the
                       ---------------------------------
date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or shall impose on any Bank or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of-any of the foregoing is to increase the cost to such Bank of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Revolving Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Euro-Dollar Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          Section 8.4. Taxes. (a) The Borrower agrees to pay to each Bank that
                       -----
is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due from the Borrower to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such
                            --------
additional amounts shall not apply:

           (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder), either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect to the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

          (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes. For the purposes of this Section 8.4(a), (A) "U.S. Personas shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) Inform 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form related).

          (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          Section 8.5. Base Rate Loans Substituted for Affected Euro-Dollar
                       ----------------------------------------------------
Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans
- -----
has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (i) all Loans which would otherwise be made (or continued as or converted into) by such Bank as Euro-Dollar Loans shall instead be made as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

         (ii) after each of its Euro-Dollar Loans has been repaid (or converted into a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

          Section 8.6. Substitution of Bank. If (i) the obligation of any Bank
                       ---------------------
to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.2, (ii) any Bank has demanded compensation under Section 8.3 or 8.4, (iii) any Bank shall fail to consent to a merger, consolidation, acquisition or Asset Sale which, pursuant to the terms of Section 5.13, requires the consent of all Banks and with respect to which the Required Banks shall have granted their consent or
(iv) any Bank shall fail to consent to amendment or waiver which pursuant to the terms of Section 9.5 or any other provision of any Loan Document requires the consent of all Banks and with respect to which the Required Banks shall have granted their consent, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee(s) (collectively, the Replacement Bank") acceptable to the Administrative Agent and the other Banks, provided that (i) at
                                                            --------
the time of any replacement pursuant to this Section 8.6, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements, substantially in the form of Exhibit H hereto, pursuant to which the Replacement Bank shall acquire the Commitments and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all accrued, but theretofore unpaid, fees under Section 2.7 owing to the Replaced Bank and (C) an amount equal to the amount which would be payable by the Borrower to the Replaced Bank pursuant to Section 2.13 if the Borrower prepaid at the time of such replacement all of the Loans of such Replaced Bank outstanding at such time and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement

Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder. The provisions of this Agreement (including without limitation Sections 2.13, 8.3, 8.4 and 9.3) shall continue to govern the rights and obligations of a Replaced Bank with respect to any Loans made or any other actions taken by such Bank while it was a Bank.

                                   ARTICLE IX
                                 MISCELLANEOUS

          Section 9.1. Notices. Unless otherwise specified herein, all notices,
                       -------
requests and other communications to a party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank,- at its address, facsimile number or telex number set forth in its Administrative Questionnaire,
(c) as to any Subsidiary, as specified in or pursuant to the Loan Documents, or
(d) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose of communication hereunder by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 48 hours after such communication is deposited in the mails, certified mail, return receipt requested, with appropriate first class postage prepaid, addressed as specified in this Section or (iv) if given by any other means, when delivered at the address specified in this Section 9.1; provided that notices to the
                                       --------
Administrative Agent under Article II or Article VIII shall not be effective until received. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

          Section 9.2. No Waivers. No failure by the Administrative Agent, the
                       ----------
Collateral Agent or any Bank to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 9.3. Expenses Indemnification. (a) The Borrower shall pay to
                       -------------------------
the Administrative Agent (i) all of the fees and disbursements of counsel for the Administrative Agent and the Collateral Agent and any amounts payable by the Administrative Agent or the Collateral Agent to any of the respective agents, whether on account of fees, indemnities or otherwise, arising in connection with the preparation and administration of this Agreement and the other Loan Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and each Bank, including the reasonable (without duplication) fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Administrative Agent, the Collateral Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Notes or the other Loan Documents or any document entered into in connection herewith or therewith.

          (b) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent, any Affiliate of the Administrative Agent or the Collateral Agent and each of the Banks and their respective directors, officers, trustees, shareholders, agents, employees and counsel (each referred to herein as an Unindemnified PartyW') from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party arising out of or by reason of any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which arise out of, or are in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated hereby or thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of the Loans; (iv) the Administrative Agent's, the Collateral Agent's or any Bank's entering into this Agreement or any other Loan Document; (v) the fact that the Administrative Agents the Collateral Agent and the Banks have established the credit facility evidenced hereby in favor of the Borrower and the Subsidiaries; (vi) the fact that the Administrative Agent, the Collateral Agent and the Banks are creditors of the Borrower; (vii) the fact that the Administrative Agent, the Collateral Agent and the Banks have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (viii) the fact that the Administrative Agent, the Collateral Agent and the Banks, as creditors of the Borrower, are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (ix) the exercise of any right or remedy the Administrative Agent, the Collateral Agent or the Banks may have under this Agreement or the other Loan Documents including, but not limited to, the foreclosure upon, or seizure of, any Collateral or the exercise of any other rights of a secured party; provided, however, that the Borrower shall not be
                           --------- -------
obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subparagraph (ix) that constitute gross negligence or willful misconduct; or (x) any violation or non-compliance by the Borrower with the provisions of Section 5.5 including, but not limited to, any Indemnity Proceeding commenced by the Internal Revenue Service or state taxing authority or any Indemnity Proceeding commenced by any Governmental Authority or other Person under any Environmental Law including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or their respective properties) (or the Administrative Agent, the Collateral Agent and/or the Banks as successors to the Borrower) to be in compliance with such Environmental Laws.

          (c) This indemnification shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

          (d) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

          (e) All out-of-pocket fees and expenses of, and all amounts paid to thirdpersons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction in a non-appealable order that such Indemnified Party is not so entitled to indemnification hereunder.

          (f) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each.such Indemnified Party; provided, however, that (i) if the
                                           --------  -------
Borrower has acknowledged in writing to the Indemnified Party that the Borrower is so obligated to indemnify the Indemnified Party with respect to such Indemnified Proceeding and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

          (g) The Borrower hereby indemnifies each Indemnified Party from and against and agrees to hold each of them harmless from any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) of any Indemnified Party arising out of, in respect of or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower and each of its Subsidiaries hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnified Party.

          (h) The Borrower's obligations under Section 9.3 shall survive the termination of this Agreement and the other Loan Documents and the payment in full of the obligations of the Borrower hereunder and under the Notes.

          Section 9.4. Sharing of Set-Offs. Each Bank agrees that if it shall,
                       -------------------
by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or of any.fees payable to it hereunder which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank or of the fees payable to such other Bank hereunder, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks and with respect to the fees payable to the Banks hereunder shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to
- --------
exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          Section 9.5. Amendments and Waivers; Release of Collateral. Any
                       ---------------------------------------------
provision of this Agreement or of any Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Administrative Agent and the Required Banks (and, if the rights or duties of the Collateral Agent or the Swingline Lender are affected thereby, by the Collateral Agent or the Swingline Lender, as relevant); provided that no such amendment or
                                             --------
waiver shall, unless signed by all the Banks, (i) increase or decrease the Revolving Commitment of any Bank (except for a ratable decrease in the Revolving Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of interest on any Loan or any interest thereon or any fees hereunder or (except as provided in Section 2.3) for any scheduled final termination of any Revolving Commitment, or (iv) amend or waive any provision of Section 5.13 or (v) change the percentage of the Revolving Commitments or of the outstanding Revolving Loans which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. Any provision of the Loan Documents other than this Agreement or any Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the

Collateral Agent or the Administrative Agent, as applicable, with the consent of the Required Banks or all of the Banks, as applicable; provided that no such
                                                       --------
amendment or waiver shall, unless signed by all the Banks, effect or permit a release of all or any substantial part of the Collateral or any other direct or indirect security for the Loans. Notwithstanding the foregoing, Collateral shall be released from the Lien of the Loan Document from time to time as necessary to effect any sale or pledge of assets permitted by the Loan Documents, and the Collateral Agent shall execute and deliver all release documents reasonably requested to evidence such release.

          Section 9.6. Successors and Assigns. (a) The provisions of this
                       ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

          (b) Any Bank may at any time grant to one or more Affiliates of such Bank (each a Participant") participating interests in the Loans or the Notes. In the event of any such grant by any Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, such Bank shall remain responsible for the performance of its obligations hereunder, and such Bank shall continue to deal solely and directly with the Borrower in connection with its rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement and the Loan Documents; provided that such participation agreement may provide that the
                --------
Bank will not agree to any modification, amendment or waiver of this Agreement or the Loan Documents which would have the effect of (i) reducing the principal of or rate of interest on the Loans, (ii) postponing the date fixed for any payment of principal of or interest on the Loans or fees hereunder or under the Notes or (iii) releasing any substantial part of the Collateral or other direct or indirect security for the Loans without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more Affiliates of such Bank (each an Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such

Assignee and the Bank. Upon execution and delivery of an Assignment and Assumption Agreement, substantially in the form of Exhibit H hereto, and payment by such Assignee to such Bank of an amount equal to the purchase price agreed between such Bank and such Assignee, such Assignee shall become a Bank party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such instrument of assumptions and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Borrower certification as to exemption from deduction or withholding of any United States federal income taxes.

          (d) Any Bank may furnish any information concerning the Borrower in its possession from time to time to permitted Assignees and Participants (including prospective Assignees and Participants) and may furnish such information in response to credit inquiries consistent with general banking practice.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

          Section 9.7. Collateral. Each of the Banks represents to the
                       ----------
Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          Section 9.8. Governing Law. This Agreement and the Notes shall be
                       -------------
governed by and construed in accordance with the laws of the Commonwealth of Virginia, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the law of any other jurisdictions other than Virginia and governed by the laws of such jurisdiction.

          Section 9.9. Counterparts: Effectiveness: Entire Agreement. This
                       ---------------------------------------------
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party other than the Borrower as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

          Section 9.10. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR
                        ---------------------------
PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF VIRGINIA OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF VIRGINIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

          THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THE PRECEDING PARAGRAPH AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        TELCO COMMUNICATIONS GROUP, INCORPORATED

                                        By: /s/ [SIGNATURE ILLEGABLE]
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address: 4219 Lafayette Center Drive
                                                    Chantilly, Virginia 22021
                                                    Attention: President
                                           Facsimile: (703) 803-3430

                                SIGNET BANK, as
                                Administrative Agent


                                By: [signature appears here]
                                   --------------------------------------
                                   Name: name appears here
                                   Title: title appears here
                                   Address: 7799 Leesburg Pike
                                            Falls Church, VA 22043

                                   Facsimile: 703-520-9702

                                With a copy to:

                                Brian D. Murphy, Esq.
                                McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                                901 East Cary Street
                                Richmond, Virginia 23219


                                SIGNET BANK

                                By: [signature appears here]
                                   --------------------------------------

                                THE RIGGS NATIONAL BANK

                                By: [signature appears here]
                                   --------------------------------------

                                                                      APPENDIX I
                                                                      ----------

                             REVOLVING COMMITMENTS
                             ---------------------

BANKS                                            REVOLVING COMMITMENT
- -----                                            --------------------

Signet Bank                                        $25,000,000

The Riggs National Bank                            $20,000,000

                                                                                                                       Schedule 4.11


                                         SUBSIDIARIES OF TELCO COMMUNICATIONS GROUP, INC.
                                         ------------------------------------------------

                                                  State of                                                          Percentage owned

Corporation/Subsidiary                            Incorporation           Qualifications          Date              by the Borrower
====================================================================================================================================

 Dial & Save of Alabama, Inc.                     Delaware                Albama                   12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Arizona, Inc.                     Delaware                Arizona                   7/12/95              100%
                                                                          Delaware                  6/20/95
 Dial & Save of Arkansas, Inc.                    Delaware                Arkansas                 10/21/94              100%
                                                                          Delaware                  10/5/94
 Dial & Save of California, Inc.                  Delaware                California                6/28/94              100%
                                                                          Delaware                  5/25/94
 Dial & Save of Colorado, Inc.                    Delaware                Colorado                 12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Connecticut, Inc.                 Delaware                Connecticut              10/26/94              100%
                                                                          Delaware                  10/4/94
 Dial & Save of Delaware, Inc.                    Delaware                Delaware                   4/8/94              100%

 Dial & Save of Florida, Inc.                     Delaware                Florida                    5/3/94              100%
                                                                          Delaware                   4/8/94
 Dial & Save of Florida, Alpha, Inc.              Delaware                Florida                   3/29/95              100%
                                                                          Delaware                  3/27/95
 Dial & Save of Florida, Beta, Inc.               Delaware                Florida                   3/29/95              100%
                                                                          Delaware                  3/27/95
 Dial & Save of Florida, Gamma, Inc.              Delaware                Florida                   3/29/95              100%
                                                                          Delaware                  3/27/95
 Dial & Save of Florida, Delta, Inc.              Delaware                Florida                   3/29/95              100%
                                                                          Delaware                  3/27/95
 Dial & Save of Georgia, Inc.                     Delaware                Georgia                   4/28/94              100%
                                                                          Delaware                   4/8/94
 Dial & Save of Idaho, Inc.                       Delaware                Idaho                    12/16/94              100%
                                                                          Delaware                  12/1/94


                                                  State of                                                          Percentage owned

Corporation/Subsidiary                            Incorporation           Qualifications          Date              by the Borrower

====================================================================================================================================

 Dial & Save of Illinois, Inc.                    Delaware                Illinois                 12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Indiana, Inc.                     Delaware                Indiana                  12/15/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Iowa, Inc.                        Delaware                Iowa                     12/14/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Kansas, Inc.                      Delaware                Kansas                   12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Kentucky, Inc.                    Delaware                Kentucky                 12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Louisiana, Inc.                   Delaware                Louisiana                 5/26/94              100%
                                                                          Delaware                   4/8/94
 Dial & Save of Maine, Inc.                       Delaware                Maine                    12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Maryland, Inc.                    Delaware                Maryland                  4/29/94              100%
                                                                          Delaware                   4/8/94
 Dial & Save of Massachusetts, Inc.               Delaware                Massachusetts            10/26/94              100%
                                                                          Delaware                  10/4/94
 Dial & Save of Michigan, Inc.                    Delaware                Michigan                 12/15/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Minnesota, Inc.                   Delaware                Minnesota                12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Mississippi, Inc.                 Delaware                Mississippi              12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Missouri, Inc.                    Delaware                Missouri                 12/16/94              100%
                                                                                                    12/1/94
 Dial & Save of Montana, Inc.                     Delaware                Montana                  12/14/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Nebraska, Inc.                    Delaware                Nebraska                 12/23/94              100%
                                                                          Delaware                  12/1/94

                                                                -2-





                                                  State of                                                          Percentage owned

Corporation/Subsidiary                            Incorporation           Qualifications          Date              by the Borrower

====================================================================================================================================


 Dial & Save of Nevada, Inc.                      Delaware                Nevada                    7/20/94              100%
                                                                          Delaware                  5/25/94
 Dial & Save of New Hampshire, Inc.               New Hampshire           New Hampshire             2/23/95              100%

 Dial & Save of New Jersey, Inc.                  Delaware                New Jersey                4/19/94              100%
                                                                          Delaware                   4/8/94
 Dial & Save of New Mexico, Inc.                  Delaware                New Mexico               12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of New York, Inc.                    Delaware                New York                 10/21/94              100%
                                                                          Delaware                  10/4/94
 Dial & Save of North Carolina, Inc.              Delaware                North Carolina             5/5/94              100%
                                                                          Delaware                   4/8/94
 Dial & Save of North Dakota, Inc.                Delaware                North Dakota             12/19/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of Ohio Inc.                         Delaware                Ohio                      6/15/94              100%
                                                                          Delaware                   6/3/94
 Dial & Save of Oklahoma, Inc.                    Delaware                Oklahoma                 11/18/94              100%
                                                                          Delaware                 10/18/94
 Dial & Save of Oregon, Inc.                      Delaware                Oregon                   10/21/94              100%
                                                                          Delaware                  10/5/94
 Dial & Save of Pennsylvania, Inc.                Virginia                Pennsylvania               2/4/94              100%
                                                                                                    1/26/94
 Dial & Save of Rhode Island, Inc.                Delaware                Rhode Island             12/15/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of South Carolina                    Delaware                South Carolina           12/16/94              100%
                                                                          Delaware                  12/1/94
 Dial & Save of South Dakota, Inc.                Delaware                South Dakota             12/16/94              100%
                                                                          Delaware                  12/1/94

                                                        -3-



                                                  State of                                                          Percentage owned

Corporation/Subsidiary                            Incorporation           Qualifications          Date              by the Borrower
====================================================================================================================================


Dial & Save of Tennessee, Inc.                    Delaware                Tennessee                12/15/94              100%
                                                                          Delaware                  12/1/94
Dial & Save of Texas, Inc.                        Delaware                Texas                    10/21/94              100%
                                                                          Delaware                  10/5/94
Dial & Save of Utah, Inc.                         Delaware                Utah                     12/15/94              100%
                                                                          Delaware                  12/1/94
Dial & Save of Vermont, Inc.                      Delaware                Vermont                  12/15/94              100%
                                                                          Delaware                  12/1/94
Dial & Save of Virginia, Inc.                     Delaware                Virginia                   5/2/94              100%
                                                                          Delaware                   4/8/94
Dial & Save of Washington, Inc.                   Delaware                Washington               10/24/94              100%
                                                                          Delaware                 10/18/94
Dial & Save of Washington, D.C., Inc.             Delaware                District of               4/27/94              100%
                                                                          Columbia                  4/12/94
                                                                          Delaware
Dial & Save of West Virginia, Inc.                Delaware                West Virginia             5/23/94              100%
                                                                          Delaware                   4/8/94
Dial & Save of Wisconsin, Inc.                    Delaware                Wisconsin                12/16/94              100%
                                                                          Delaware                  12/1/94
Dial & Save of Wyoming, Inc.                      Delaware                Wyoming                  12/15/94              100%
                                                                          Delaware                  12/1/94
Long Distance Wholesale Club                      Delaware                Delaware                   7/7/93               55%
                                                                          Alabama                   9/30/95
                                                                          Arizona                   7/20/95
                                                                          Arkansas                  4/24/95
                                                                          California                6/21/95
                                                                          Colorado                  6/15/94
                                                                          Connecticut               6/19/95
                                                                          District of
                                                                            Columbia                6/15/94
                                                                          Florida                   6/15/94

                                                                -4-



                                                  State of                                                          Percentage owned

Corporation/Subsidiary                            Incorporation           Qualifications          Date              by the Borrower

====================================================================================================================================

                                                                          Idaho                     7/19/95
                                                                          Illinois                   5/9/95
                                                                          Indiana                   5/30/95
                                                                          Kansas                     9/7/95
                                                                          Kentucky                   7/5/95
                                                                          Loulslana                 7/12/95
                                                                          Maine                      7/7/95
                                                                          Maryland                   1/3/94
                                                                          Massachusetts            10/11/94
                                                                          Michigan                  4/17/95
                                                                          Montana                   6/23/95
                                                                          Nebraska                  7/10/95
                                                                          New Hampshire             6/21/95
                                                                          New Jersey                3/20/95
                                                                          New Mexico                7/20/95
                                                                          New York                 10/26/94
                                                                          North Carolina            9/27/95
                                                                          Ohio                       5/2/95
                                                                          Oklahoma                   7/7/95
                                                                          Oregon                    6/26/95
                                                                          Pennsylvania              1/19/94
                                                                          Rhode Island              6/16/95
                                                                          South Carolina            6/21/95
                                                                          Tennessee                  7/7/95
                                                                          Texas                      7/7/95
                                                                          Utah                      11/6/95
                                                                          Vermont                    7/7/95
                                                                          Virginia                  6/15/94
                                                                          Washington, DC            6/15/94
                                                                          Wisconsin

Telco Development Group of                        Delaware                Delaware                  8/16/94               80%
Delaware, Inc.

                                                                -5-


                                                                   Schedule 5.11

                                Existing Liens
                                --------------

1. Capital Lease on D.C. switch (18 frames) securing Debt not exceeding $4,925,167.

2. Capital Lease on Fort Lauderdale switch (3 frames and upgrade) securing Debt not exceeding $1,010,346.

3.   Capital Lease on Iowa switch securing Debt not exceeding $1,795,439.

4.   Capital Lease on Nevada switch securing Debt not exceeding $2,230,004.

5.   Capital Lease on Tennessee switch securing Debt not exceeding $2,191,571.

6. Capital Lease on Texas switch (4 frames) securing Debt no. exceeding $1,844,670.

7.   Capital Lease on Fort Lauderdale DGI securing Debt not exceeding $94,299.

            Total Debt secured by existing Liens: $14,091,496.00

                             Pending Capital Leases
                             ----------------------

1.   Capital Lease on Tennessee DSC (2 frames) securing Debt not exceeding
     $360,750.

2. Capital Lease on D.C. Dana Corporation (Titan 5500s) securing Debt not exceeding $1,000,000.

3.   Capital Lease on Iowa DSC (5 frames) securing Debt not exceeding $901,875.

4.   Capital Lease on Iowa (Titan 5500) securing Debt not exceeding $500,000.

5. Capital Lease on Tennessee Dana Corporation (Titan 5500) securing Debt not exceeding $493,192.41.

6.   Capital Lease on Texas (Titan 5500) securing Debt not exceeding $500,000.

7.   Capital Lease on Florida (Titan 5500) securing Debt not exceeding $500,000.

     Total Debt secured by pending Capital Leases: $4,255,817.41

                                                                       EXHIBIT A
                                                             TO CREDIT AGREEMENT

                                REVOLVING NOTE


                                                               Fairfax, Virginia
                                                                January __, 1996

          For value received, Telco Communications Group, Inc., a Virginia corporation (the "Borrower"), promises to pay to the order of _______________ (the "Bank") the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Availability Period relating to such Loan or on such other dates as are provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent at the address specified in or pursuant to Section 9.1 of the Credit Agreement.

          All Loans made by the Bank, the respective Types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such retardation or
        --------
endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Revolving Notes referred to the Credit Agreement dated as of January 24, 1996 among Telco Communications Group, Inc., the banks listed on the signature pages thereof and Signet Bank as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

          The payment in full of the principal and interest on this note has, pursuant to the provisions of the Guaranty among the Subsidiaries (as defined in the Credit Agreement) the Banks listed on the signature pages thereof and Signet Bank, as Administrative Agent, been unconditionally guaranteed by the Subsidiaries.

                                                TELCO COMMUNICATIONS GROUP, INC.

                                                By:___________________________
                                                   Name:
                                                   Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

================================================================================

                                   Amount of      Unpaid
          Amount of    Type of     Principal     Principal     Notation
Date        Loan        Loan        Repaid        Balance      Made By
================================================================================

- --------------------------------------------------------------------------------

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================================================================================

                                                                       EXHIBIT B
                                                             TO CREDIT AGREEMENT

                                SWINGLINE NOTE

                                                               Fairfax, Virginia
                                                                January __, 1996

          For value received, Telco Communications Group, Inc., a Virginia corporation (the "Borrower"), promises to pay to the order of Signet Bank (the nSwingline Lender") the unpaid principal amount of each Loan made by the Swingline Lender to the Borrower pursuant to the Credit Agreement referred to below. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Administrative Agent at the address specified in or pursuant to
Section 9.1 of the Credit Agreement.

          All Loans made by the Swingline Lender and all repayments of the principal thereof shall be recorded by the Swingline Lender and, if the Swingline Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Swingline Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Swingline Lender to
                        --------
make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is the Swingline Note referred to in the Credit Agreement dated as of January 24, 1996 among Telco Communications Group, Inc., the banks listed on the signature pages thereof and Signet Bank as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

          The payment in full of the principal and interest on this note has, pursuant to the provisions of the Guaranty among the Subsidiaries (as defined in the Credit Agreement) the Banks listed on the signature pages thereof and Signet Bank, as

Administrative Agent, been unconditionally guaranteed by the Subsidiaries.

                                                TELCO COMMUNICATIONS GROUP, INC.

                                                By:___________________________
                                                   Name:
                                                   Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

================================================================================

                           Amount of       Unpaid
             Amount of     Principal      Principal     Notation
Date           Loan         Repaid         Balance      Made By
================================================================================

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

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- --------------------------------------------------------------------------------

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

                                                                       EXHIBIT C
                                                             TO CREDIT AGREEMENT

                  FORM OF OPINION OF COUNSEL FOR THE BORROWER
                                THE SUBSIDIARIES

                                                                January __, 1996

Signet Bank
as Administrative Agent
7799 Leesburg Pike
Falls Church, Virginia 22043

The Banks party to the Credit Agreement
dated as of January 24, 1996

Ladies and Gentlemen:

          I have acted as counsel for Telco Communications Group, Inc., a Virginia corporation (the "Borrower"), in connection with the $45,000,000 Credit Agreement dated as of January __, 1996 (the "Credit Agreement") among the Borrower, the Banks listed on the signature pages thereto (the "Banks") and Signet Bank, a Virginia banking corporation, as Administrative Agent (the "Administrative Agent"). I have also acted as counsel for the Subsidiaries in connection with the respective Loan Documents to which each is a party. Terms defined in the Credit Agreement and not defined herein are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Based upon the foregoing, I am of the opinion that:

          1. Each Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all corporate powers required to carry on its business as now conducted and is duly qualified as a foreign corporation in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers.

          2. The execution, delivery and performance by each Obliger of the Loan Documents to which it is a party are within each Obligor's respective corporate powers, have been duly authorized by all necessary corporate action required of each Obligor, require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official (other

Signet Bank
January 24, 1996
Page 2

than the filing of the Financing Statements referred to in paragraph 10) and do not contravene, or constitute a breach of or default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of any Obliger, or, to my knowledge after due inquiry, of any agreement, judgment, injunction, order, decree or other instrument binding upon any Obligor or result in the creation or imposition of any Lien (other than the Liens created by the Loan Documents) on any revenues or assets of the Obligers.

          3. Each Shareholder Pledge Agreement has been duly executed and delivered by the respective Shareholder party thereto and constitutes a legal, valid and binding agreement of such Shareholder, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

          4. Each Loan Document to which the Borrower is a party constitutes a legal, valid and binding agreement of the Borrower, and each Loan Document to which each Subsidiary is a party constitutes a legal, valid and binding agreement of each Subsidiary party thereto, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors rights generally and by general equitable principles, and except that certain of the remedial provisions in the Security Agreement may be limited by applicable, law, although such limitations do not in my opinion make the remedies provided for therein inadequate for the practical realization of the principal benefits intended to be afforded thereby.

          5. To the best of my knowledge, there is no action, suit, proceeding, arbitration or investigation pending, threatened or contemplated against any Obligor before any court or arbitrator or any Governmental Authority or official in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of any Loan Document or the creation, perfection or priority of any lien intended to be created thereunder.

          6. The authorized capital stock of the Borrower consists of 100,000 Common Shares, of which 49,092 Common Shares are outstanding on the date hereof. All of the outstanding Common Shares of the Borrower have been validly issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights. To the best of my knowledge, each of the Pledged Shares listed in Schedule 1 to each Shareholder's Pledge

Signet Bank
January 24, 1996
Page 3

Agreement is free of any adverse claim, any lien in favor of any Obligor and any restrictions on transfer imposed by any Obligor.

          7. Schedule 7.1 attached hereto and incorporated herein by reference in full accurately states the number of authorized shares of capital stock of each Subsidiary and the amount of such stock which is outstanding on the date hereof. All of the outstanding Common Shares of each Subsidiary have been validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights.

          8. The Security Agreement creates a valid security interest (the "Article 9 Security Interest") for the benefit of the secured parties named therein in all right, title and interest in all Collateral purported to be covered thereby extent that Article 9 of the UCC is applicable thereto and, the extent provided in Section 9-306 of the UCC, all proceeds thereof.

          9. Upon delivery to the Collateral Agent of all certificates representing the Pledged Shares Has defined in the Pledge Agreement and the Shareholder Pledge Agreements) owned by an Obligor or Shareholder on the date hereof, and all such certificates and other property constituting "certificated securities" under Article 8 of the UCC or "instruments" under Article 9 of the UCC acquired by any Obligor or Shareholder aftethe date hereof, for so long as the Collateral Agent retains possession thereof in the manner required by Sections 8-313 or 9305 of the UCC, as applicable, the security interest of the Collateral Agent in all right, title and interest of each Obligor or Shareholder in and to such certificates and other instruments will be perfected under Articles 8 or 9 of the UCC, as applicable. I express no opinion as to any Obligor's or Shareholder's right, title or interest in or to any Pledged Shares and, unless the Collateral Agent is a "bona fide purchaser" within the meaning of Section 8-302 of the UCC, the security interest of the Collateral Agent under such Pledge Agreement or shareholders Pledge Agreements in such Pledged Shares is limited to the rights therein granted which each Obligor or Shareholder had or had actual authority to convey.

          10. (a) UCC financing statements and amendments thereto (collectively, the "financing Statements") have been filed with respect to each Obligor in the filing offices (the "Filing Offices") in each jurisdiction listed in Schedule 7 to its Perfection Certificate (the "Filing Jurisdictions"). No further filing or recording of any document or instrument or other action will be required so to perfect the Article 9 Security Interest, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods provided by McGuire, Wood, Battle &

Signet Bank
January 24, 1996
Page 4


Boothe and set forth on Schedule 7 to the Perfection Certificate; (ii) additional filings may be necessary if any Obliger changes its name, identity or corporate structure or the jurisdiction in which its chief executive.office or the Collateral are located; (iii) possession of the Pledged Shares and other Collateral in which a security interest cannot be perfected by filing of a financing statement under Article 9 of the UCC may be requited; and (iv) I express no opinion on the perfection of, or need for further filing or recording to perfect, the Article 9 Security Interest in goods now or hereafter located in any jurisdiction other than the Filing Jurisdictions or in motor vehicles, trailers, semitrailers or other mobile goods, watercraft, railroad cars, locomotives or other rolling stock or vessels, consumer goods, goods which are or become accessions, farm products, livestock, crops, grain, timber to be cut, equipment used in farming operations or accounts or general intangibles resulting from the sale thereof, beneficial interests in a trust or decedent's estate or letters of credit.

          (b) To the best of my knowledge, as of each of the dates specified in the Search Report, other than those specified in the Search Report, there were no

              (i) UCC financing statements naming any Obliger as debtor or seller and covering any of the Collateral,

             (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Code) or any lien of the PBGG (filed pursuant to
     Section 4068 of ERISA) covering any of the Collateral, or

            (iii) judgment liens docketed against any Obligor or Shareholder.

     In rendering my opinion in the first sentence of pa~agrach 10(a) of this paragraph 10 regarding the due filing of the Financing Statements in all Filing Offices and the payment of fees and other charges thereon, I have relied as to the time, manner and location of the filing and as to the payment of fees and other charges thereon, upon information received from McGuire, Woods, Battle & Boothe. The conclusions expressed in paragraph 10(b) are subject to the accuracy of the personnel in the filing offices referred to above with regard to the filing, indexing and recording of financing statements and notices of liens, and to correctness of reports to us by McGuire, Woods, Battle & Boothe who arranged for the searches of all such records.

          11. None of the transactions that are contemplated by the Credit Agreement or the Notes to occur on the date hereof

Signet Bank
January 24, 1996
Page 5


(including, without limitation, any direct or indirect use of the proceeds of the Loans being made on the date hereof) violates Regulation U of the Board of Governors of the Federal Reserve System, as in effect on the date hereof.

          I express no opinions with respect to governmental licenses or approvals except to the extent that the interests of any Obliger thereunder constitute~assignable general intangibles under the UCC. In addition, I express no opinion as to (i) the perfection of the Article 9 Security Interests in any property subject to Section 9-302 (3) of the UCC (except as to motor vehicles referred to in clause (ii) of the first paragraph of this opinion 9), (ii) the effect of non-compliance with the Federal Assignment of Claims Act or (iii) the rank or priority of the Article 9 Security Interests.

          The Collateral Agent will have the power, without naming all the Banks, to exercise remedies under the Security Agreement, the Pledge Agreement and the Shareholder Pledge Agreements for the realization of the Collateral in its own name as Collateral Agent.

          I understand that you have considered the applicability to the obligations of the Subsidiaries under the Loan Documents to which they are parties of federal and state fraudulent transfer laws, as to which I express no opinion.

          The opinions herein expressed are limited in all respects solely to the matters governed by the internal laws of the state of incorporation of each Obligor, the internal laws of the Commonwealth of Virginia and the federal laws of the United States of America. Insofar as the matters covered by this opinion are governed by the laws of any State other than Virginia, I have assumed without independent investigation that the laws of each such State are in all relevant aspects identical to the laws of the Commonwealth of Virginia.

          This opinion is solely for the Administrative Agent, the Collateral Agent and the Banks, and is not to be relied upon by any other entity.

                               Very truly yours,

                               Bryan K. Rachlin

                                                                    Schedule 7.1
                                                           of Opinion to Counsel


================================================================================
                          Number of Authorized            Number of
Name of Subsidiary              Shares                Outstanding Shares
- --------------------------------------------------------------------------------

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================================================================================

                                                                       EXHIBIT D
                                                             TO CREDIT AGREEMENT

                             SECURITY AGREEMENT
                             ------------------

                                                                       EXHIBIT D
                                                             TO CREDIT AGREEMENT

                              SECURITY AGREEMENT
                              ------------------

                                                                       EXHIBIT E
                                                             TO CREDIT AGREEMENT

                               PLEDGE AGREEMENT
                               ----------------

                                                                       EXHIBIT F
                                                             TO CREDIT AGREEMENT

                              SUBSIDIARY GUARANTY
                              -------------------

                                                                       EXHIBIT G
                                                             TO CREDIT AGREEMENT


                        FORM OF SHAREHOLDER PLEDGE AGREEMENT
                        ------------------------------------

                                                                       EXHIBIT H
                                                             TO CREDIT AGREEMENT

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


          This Assignment and Assumption Agreement is dated as of _____, 19__ among (NAME OF ASSIGNOR) (the "Assignor"), (NAME OF ASSIGNEE) (the "Assignee") and SIGNET BANK, as Administrative Agent (the "Administrative Agent").

          TELCO COMMUNICATIONS GROUP, INCORPORATED (the "Borrower"), the Assignor and the Administrative Agent are parties to a Credit Agreement dated as of January 24, 1996 among the Borrower, the Assignor and the other Banks party thereto and the Administrative Agent (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the Credit Agreement, the Assignor has a [Revolving] [Swingline] Commitment to make Loans to the Borrower in an aggregate principal amount outstanding not to exceed $________ , of which an aggregate principal amount of $________________ is outstanding on the date hereof. The Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $___________ (the "Assigned Amount"), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms. Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. All terms defined in the Credit Agreement and
                     -----------
not otherwise defined herein have, as used herein, the respective meanings provided for therein.

          Section 2. Assignment. The Assignor hereby assigns and sells to the
                     -----------
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a [Revolving] [Swingline] Commitment in an amount equal to the Assigned Amount, and (ii) the [Revolving] [Swingline] Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

The assignment provided for herein shall be without recourse to the Assignor.

          Section 3. Payments. As consideration for the assignment and sale
                     ---------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          Section 4. Non-Reliance on Assignor. The Assignor makes no
                     -------------------------
representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Obligor, or with respect to the validity and enforceability of the obligations of any Obligor in respect of the Credit Agreement, any Note or any other Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs, financial condition and credit-worthiness of the Obligors.

          Section 5. Assignee's Representations. The Assignee hereby confirms as
                     ---------------------------
to itself the accuracy of the representations and warranties set forth in Sections 9.7 of the Credit Agreement.

          Section 6. Governing Law. This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the Commonwealth of Virginia.

          Section 7. Counterparts. This Agreement may be signed in any number of
                     -------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                     NAME OF ASSIGNOR

                                     By:____________________________
                                        Name:
                                        Title:

                                     NAME OF ASSIGNEE

                                     By:____________________________
                                        Name:
                                        Title:

                                     SIGNET BANK,
                                        as Administrative Agent

                                     By:____________________________
                                        Name:
                                        Title:

                                      -3-